UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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CORRECTIONS CORPORATION OF AMERICA

(Name of Registrant as Specified In Its Charter)

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March 25, 2011
To our stockholders:
You are invited to attend the 2011 Annual Meeting of Stockholders of Corrections Corporation of America (the “Company”) to be held at 10:00 a.m., local time, on Thursday, May 12, 2011, at the Company’s corporate headquarters, 10 Burton Hills Boulevard, Nashville, Tennessee. The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about the Company.
Following the formal matters to be addressed at the meeting, stockholders will have the opportunity to ask questions about the Company.
Along with the other members of the Board of Directors and management, we look forward to greeting you at the Annual Meeting if you are able to attend.
Sincerely,
John D. Ferguson
Chairman of the Board of Directors
Damon T. Hininger
President and Chief Executive Officer

CORRECTIONS CORPORATION OF AMERICA
10 Burton Hills Boulevard
Nashville, Tennessee 37215
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 12, 2011
The Annual Meeting of Stockholders will be held at 10:00 a.m., local time, on Thursday, May 12, 2011, at our corporate headquarters, 10 Burton Hills Boulevard, Nashville, Tennessee. At the Annual Meeting, stockholders will consider and vote on the following proposals:
(1)	The election of 13 nominees named in the accompanying Proxy Statement to serve on our Board of Directors;

(2)	The ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm;

(3)	An advisory vote on the compensation of our Named Executive Officers;

(4)	An advisory vote on the selection of the frequency of future advisory votes on the compensation of our Named Executive Officers;

(5)	The approval of the Company’s Amended and Restated 2008 Stock Incentive Plan; and

(6)	Any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the internet. We believe these rules allow us to provide our stockholders with the information they need in a timely and convenient manner, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.
Your vote is important. You may vote by toll-free telephone or by the internet. If you elected to receive a copy of the proxy card by mail, you may vote by completing, signing and returning the proxy card in the accompanying postage-paid envelope. Please refer to the proxy card and the accompanying Proxy Statement for additional information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to ensure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.
Stockholders of record at the close of business on Monday, March 14, 2011 are entitled to vote at the Annual Meeting and any adjournments or postponements thereof.
By Order of the Board of Directors,
Steven E. Groom
Executive Vice President, General Counsel and Secretary
March 25, 2011
Nashville, Tennessee

Page

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

What matters will be acted on at the Annual Meeting?	1

What are the Board of Directors’ recommendations?	2

Why did I receive a one-page Notice in the mail regarding the internet availability of proxy materials this year instead of a full set of printed proxy materials?	2

Who is entitled to vote at the Annual Meeting?	2

How do I vote?	3

What vote is required to approve each item?	3

Where can I find the voting results?	4

How and when may I submit a stockholder proposal for the Company’s 2012 Annual Meeting?	4

Can I communicate directly with members of the Company’s Board of Directors?	4

How can I obtain the Company’s Annual Report on Form 10-K?	5

Can I access the Company’s proxy materials and annual report electronically?	5

What are the costs of soliciting these proxies?	5

How many copies should I receive if I share an address with another stockholder?	6

Who should I contact if I have any questions?	6

CORPORATE GOVERNANCE	7

Chairman and Chief Executive Officer	7

Board of Directors Meetings and Committees	8

Executive Sessions	10

Director Independence	10

Independence and Financial Literacy of Audit Committee Members	10

Director Candidates	10

Limitations on Other Board Service	11

Communications with Directors	12

Certain Relationships and Related Transactions	12

Compensation Committee Interlocks and Insider Participation	13

Stock Ownership Guidelines	13

Code of Ethics and Business Conduct	14

Risk Oversight	14

Compensation Risk Assessment	15

Report of the Audit Committee	15

PROPOSAL 1 — ELECTION OF DIRECTORS	17

Directors Standing for Election	17

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23

Audit and Non-Audit Fees	23

Pre-Approval of Audit and Non-Audit Fees	24

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	25

PROPOSAL 4 — ADVISORY VOTE ON SELECTION OF THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION PROPOSAL	26

PROPOSAL 5 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2008 STOCK INCENTIVE PLAN	27

EXECUTIVE OFFICERS	38

Information Concerning Executive Officers Who Are Not Directors	38

CORRECTIONS CORPORATION OF AMERICA
PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 12, 2011
We are providing this Proxy Statement in connection with the solicitation by the Board of Directors, or the Board, of Corrections Corporation of America, a Maryland corporation (the “Company,” “CCA,” “we,” or “us”), of proxies to be voted at our 2011 Annual Meeting of Stockholders and any adjournment or postponement of the meeting (the “Annual Meeting”).
On or about March 25, 2011, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders as of the record date containing instructions on how to access this Proxy Statement, our 2010 Letter to Stockholders, the Annual Report on Form 10-K and other proxy materials online, and how to vote. If you prefer to receive the proxy materials in the mail and to vote by mail, the Notice also contains instructions on how to request a printed copy. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.
The Annual Meeting will take place on Thursday, May 12, 2011, at 10:00 a.m., local time, at our corporate headquarters, 10 Burton Hills Boulevard, Nashville, Tennessee. All stockholders who are entitled to vote at the meeting are invited to attend. Seating at the Annual Meeting is limited and will be available on a first come, first served basis. All stockholders of record will need to present a form of personal photo identification and proof of stock ownership in order to be admitted to the Annual Meeting. The Notice provides proof of ownership or, if your shares are held in the name of a bank, broker or other holder of record, you may bring a brokerage statement dated on or after March 14, 2011 as proof of ownership with you to the Annual Meeting. To obtain directions to attend the Annual Meeting and vote in person, please contact Karin Demler, our Senior Director, Investor Relations, at 10 Burton Hills Boulevard, Nashville, Tennessee 37215, (615) 263-3000.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What matters will be acted on at the Annual Meeting?
Stockholders will consider and vote on the following matters at the Annual Meeting:
1.	The election of 13 members to our Board of Directors;

2.	The ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	A non-binding advisory vote on the executive compensation paid to our Named Executive Officers;

4.	A non-binding advisory vote on the frequency of the advisory vote on executive compensation paid to our Named Executive Officers;

5.	The approval of the Company’s Amended and Restated 2008 Stock Incentive Plan; and

6.	Any other matters that are properly raised at the Annual Meeting.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.
What are the Board of Directors’ recommendations?
Our Board of Directors recommends that you vote:
•	FOR the election of each of the 13 nominees to serve as directors on the Board of Directors;

•	FOR the ratification of the appointment of Ernst & Young LLP;

•	FOR the approval, by a non-binding advisory vote, of the compensation paid to our Named Executive Officers;

•	“ONE YEAR” for the frequency, by a non-binding advisory vote, of the advisory vote on compensation paid to our Named Executive Officers; and

•	FOR the approval of the amendment and restatement of the Company’s 2008 Stock Incentive Plan.
If you complete and properly sign a proxy card and return it to the Company but do not specify your vote, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth above. Further, if any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
Why did I receive a one-page Notice in the mail regarding the internet availability of proxy materials this year instead of a full set of printed proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice regarding the internet availability of the proxy materials to most of our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following instructions set forth in the Notice.
Who is entitled to vote at the Annual Meeting?
Stockholders of record of our common stock at the close of business on the “record date” are entitled to receive notice of and to vote at the Annual Meeting. The Board of Directors has fixed the close of business on Monday, March 14, 2011 as the record date.
As of the record date, there were 109,181,122 shares of common stock outstanding and entitled to vote. Holders of common stock are entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting.

How do I vote?
You can vote either in person by attending the 2011 Annual Meeting or by proxy without attending the 2011 Annual Meeting. To vote by proxy, you must either:
• vote by telephone (instructions are on the proxy card); or
• vote by internet (instructions are in the Notice you received in the mail or are on the proxy card); or
• if you requested and received printed copies of this Proxy Statement, our 2010 Letter to Stockholders, Annual Report on Form 10-K and other proxy materials, fill out the proxy card enclosed with the materials, date and sign it, and return it in the accompanying postage-paid envelope.
Your vote is important. Whether or not you plan to attend the meeting in person, we urge you to submit your voting instructions to the proxy holders as soon as possible. You may change your vote at any time before it is cast by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you submit voting instructions by telephone or by the internet, you may change your vote by following the same instructions used in originally voting your shares. Attendance at the meeting will not by itself revoke a previously granted proxy.
What vote is required to approve each item?
Quorum Requirement. The presence, in person or by proxy, of the Company’s stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Failure of a quorum to be represented at the Annual Meeting will necessitate an adjournment or postponement and will subject the Company to additional expense.
Election of Directors. Under the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) and Maryland law, a plurality of all of the votes cast at the Annual Meeting is sufficient for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.
Ratification of Ernst & Young LLP and Other Items. For (i) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and (ii) any other matter that properly comes before the Annual Meeting, the affirmative vote of a majority of the votes cast is required for approval. An “ABSTAIN” election will not be counted as a vote “for” or “against” any such matter. As noted above, if any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
Advisory Vote on Executive Compensation. For the non-binding advisory vote of compensation paid to our Named Executive Officers, an affirmative vote of a majority of the votes cast is required for approval. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation paid by the Company to its Named Executive Officers.

Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The frequency of the non-binding advisory vote on the executive compensation paid to our Named Executive Officers receiving the greatest number of votes — every three years, every two years or every one year — will be the frequency that shareholders approve. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation paid to our Named Executive Officers.
Approval of the Amended and Restated 2008 Stock Incentive Plan. The New York Stock Exchange listing standards require that the Company’s Amended and Restated 2008 Stock Incentive Plan be approved by a majority of the votes cast, provided that the total votes cast on that proposal represent more than 50% of all the securities entitled to vote on the proposal. For purposes of the vote to approve the Amended and Restated 2008 Stock Incentive Plan, abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote. If there are not sufficient votes at the time of the Annual Meeting to approve this proposal, the meeting may be adjourned to solicit additional proxies.
If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.
Where can I find the voting results?
We will announce the voting results at the Annual Meeting. We also will report the voting results on a Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting has been held.
How and when may I submit a stockholder proposal for the Company’s 2012 Annual Meeting?
Our annual meeting of stockholders generally is held in May of each year. Consistent with applicable SEC rules, we will consider for inclusion in our proxy materials for next year’s annual meeting stockholder proposals that are received at our executive offices no later than December 1, 2011 and that comply with other SEC rules regarding form and content. Proposals must be sent to the following address: CCA, Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.
Other stockholder proposals may be raised at next year’s meeting (but not considered for inclusion in our proxy materials) if timely received and otherwise in compliance with the advance notice provisions of our Bylaws. In order to be timely, notice must be received at our executive offices (the address listed above) between February 13, 2012 and March 13, 2012.
Can I communicate directly with members of the Company’s Board of Directors?
Yes. Stockholders, employees and other parties interested in communicating directly with members of the Company’s Board of Directors (including specific members of the Board or non-management directors as a group) may do so by writing to CCA, Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215. The Secretary of the Company compiles all substantive communications and periodically submits them to the Board, the group of directors or the individual directors to whom they are addressed. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee.

How can I obtain the Company’s Annual Report on Form 10-K?
Any stockholder who desires a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, may obtain a copy without charge by visiting our website, www.cca.com.
Can I access the Company’s proxy materials and annual report electronically?
The Notice mailed to you in accordance with the SEC’s new rules contains instructions on how to access our proxy materials and vote over the internet. This Proxy Statement, our 2010 Letter to Stockholders, Annual Report on Form 10-K and other proxy materials are also available on our internet website at www.cca.com (accessible through the “Investors” link). If you are a stockholder of record and would like to view future proxy statements, annual reports and other proxy materials over the internet instead of receiving paper copies in the mail, follow the instructions provided when you vote over the internet. If you hold your shares through a broker, check the information provided by that entity for instructions on how to elect to view future proxy statements, annual reports and other proxy materials and to vote your shares over the internet. Opting to receive your proxy materials online saves us the cost of producing and mailing the proxy materials to your home or office and gives you an automatic link to the proxy voting site.
Choosing to receive your future proxy materials by e-mail will allow us to provide our stockholders with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
What are the costs of soliciting these proxies?
The Company pays the cost of soliciting proxies. We have retained MacKenzie Partners to assist with the solicitation of proxies on our behalf. MacKenzie Partners will receive a fee of $7,500, plus reasonable expenses, for these and other services in connection with the Annual Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone or fax by directors, officers and employees of the Company. No additional compensation will be paid for these services.

How many copies should I receive if I share an address with another stockholder?
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice and, to the extent requested, single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Notice or, to the extent requested, set of proxy materials, or if you are receiving multiple copies of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent, identified below, if you hold registered shares. You can also notify us by sending a written request to CCA, Attention: Karin Demler, 10 Burton Hills Boulevard, Nashville, Tennessee 37215, or by calling Karin Demler at (615) 263-3000.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting or these proxy materials, please contact Karin Demler, our Senior Director, Investor Relations, at 10 Burton Hills Boulevard, Nashville, Tennessee 37215, (615) 263-3000. If you are a registered stockholder and have any questions about your ownership of our common stock, please contact our transfer agent, the American Stock Transfer and Trust Company, at 59 Maiden Lane, New York, New York 10038, (800) 937-5449, or Karin Demler at the address and phone number above. If your shares are held in a brokerage account, please contact your broker.

CORPORATE GOVERNANCE
You can access our corporate charter, Bylaws, Corporate Governance Guidelines, current Board committee charters, Code of Ethics and Business Conduct and other corporate governance-related information on our website, www.cca.com (under the “Corporate Governance” section of the Investors page).
During the first quarter of 2010, the Board of Directors amended the Audit Committee charter to clarify the SEC rules pursuant to which the Audit Committee prepares the Audit Committee report included in this Proxy Statement. Additionally, during the first quarter of 2011, the Corporate Governance Guidelines were amended to include an age limit for members of the Board of Directors.
We believe that effective corporate governance is important to our long-term health and our ability to create value for our stockholders. With leadership from our Nominating and Governance Committee, our Board of Directors regularly evaluates regulatory developments and trends in corporate governance to determine whether our policies and practices in this area should be enhanced. The Nominating and Governance Committee also administers an annual self-evaluation process for the Board of Directors and its standing committees. In addition, our directors are encouraged to attend director education programs, which are reimbursed by the Company.
Chairman and Chief Executive Officer
We do not have a formal policy regarding the separation of our Chairman and Chief Executive Officer (“CEO”) positions. In general, the Board of Directors believes that the determination depends on the circumstances, including the Board of Directors’ evaluation of the person or persons available to serve in those positions and the needs of the company at a particular time.
Pursuant to our Bylaws, the Chairman presides over meetings of the Board of Directors and of the stockholders at which he is present and has general oversight responsibility for our business and affairs. The CEO has responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the administration of our business affairs. The CEO also has responsibility for presiding over any meeting of the Board of Directors or of the stockholders at which the Chairman is not present.
The role of Chairman and that of CEO currently are held separately. John D. Ferguson serves as Chairman of the Board of Directors and is an employee of the Company. Damon T. Hininger serves as President and CEO. Prior to Mr. Hininger’s being named President and CEO in October 2009 and beginning in July 2008, Mr. Ferguson served as both Chairman and CEO. Prior to July 2008 and beginning in August 2000, Mr. Ferguson served as Vice-Chairman of the Board of Directors, President and Chief Executive Officer while William F. Andrews, a current Director, served as Chairman.
The Board of Directors believes that the Company’s current leadership structure is appropriate. Having Mr. Hininger serve as President and CEO, while retaining Mr. Ferguson as Chairman, helps us achieve important objectives. Mr. Hininger is positioned to fully focus his energies on implementing our business strategy and administering our day-to-day affairs. Mr. Ferguson is positioned to draw on his relationships with existing Board members and his experience as President and CEO to effectively discharge the duties of Chairman, while also serving as a resource to Mr. Hininger.

Board of Directors Meetings and Committees
Our Board of Directors is responsible for establishing the Company’s broad corporate policies and strategic objectives, reviewing our overall performance and overseeing management’s performance. Among other things, the Board of Directors selects and evaluates our executive officers, establishes, reviews and approves our corporate objectives and strategies, and evaluates and approves major capital commitments.
The Board of Directors currently consists of 13 members, all of whom are standing for re-election and are identified, along with their biographical information, under “Proposal I - Election of Directors.”
The Board of Directors met six (6) times in 2010. Each director attended at least 75% of the total number of meetings of the Board of Directors and of the meetings held by all board committees on which such director served. The Board of Directors has adopted as its policy that directors are strongly encouraged to attend each annual meeting of stockholders. All of the directors attended last year’s annual meeting of stockholders.
Our Board of Directors has four regularly standing committees: the Audit, Compensation, Nominating and Governance and Executive Committees. Each committee has a written charter that has been approved by the committee and the Board of Directors and that is reviewed at least annually. The table on the following page shows the current composition of each of our Board committees, together with a summary of each committee’s responsibilities and the number of meetings each committee held in 2010.

Committee	Members	Summary of Responsibilities	Meetings
Audit	C. Michael Jacobi (Chair) Donna M. Alvarado Charles L. Overby Henri L. Wedell	See “Audit Committee Report” below.	6

Compensation	Joseph V. Russell (Chair) John D. Correnti John R. Horne John R. Prann, Jr.	Responsible for setting CEO and director compensation, periodically reviewing and approving the Company’s compensation philosophy regarding executive compensation, reviewing the Compensation Discussion and Analysis section of this Proxy Statement and issuing the Compensation Committee Report included in this Proxy Statement. Other responsibilities include:	7

		• Administration of equity-based compensation plans;

		• Evaluation of the performance of the CEO and executive officers; and

		• Assistance to the Nominating and Governance Committee with executive succession planning efforts.

Nominating and Governance	Charles L. Overby (Chair) Dennis W. DeConcini Thurgood Marshall, Jr. Joseph V. Russell	Responsible for identifying and recommending director nominees to the full Board and taking a leadership role in shaping and evaluating the Board’s corporate governance initiatives. Other responsibilities include:	4

		• Review of the Company’s ethics and compliance program;

		• Oversight of Board’s self-evaluation process; and

		• Leading the Board’s executive succession planning efforts.

		See “Director Candidates” below.

Executive	William F. Andrews (Chair) John D. Ferguson Damon T. Hininger Joseph V. Russell	When necessary, and subject to authority limitations with respect to significant corporate actions, responsible for acting on behalf of the full Board during intervals between Board meetings.	0

Executive Sessions
Executive sessions, or meetings of our non-management directors without management present, are held regularly in order to provide an opportunity for the outside directors to discuss openly any and all matters. During 2010, the outside directors met in Executive session three (3) times. Our Corporate Governance Guidelines provide that Executive sessions are called and chaired by an independent director appointed from time to time by the Nominating and Governance Committee. Charles L. Overby currently serves as the Executive session chair.
Director Independence
Mr. Ferguson, Mr. Hininger and Mr. Andrews are the only members of the Board of Directors who currently are employed by the Company. The Board has determined that all of our other directors are independent. Accordingly, 10 of our 13 director nominees are independent and our Audit, Compensation and Nominating and Governance Committees are composed entirely of independent directors. In making its independence determinations, the Board used the standards for director independence set forth in the New York Stock Exchange (“NYSE”) corporate governance listing standards (Section 303A) and, with respect to Audit Committee members, Section 10A(m)(3) of the Securities Exchange Act of 1934.
Independence and Financial Literacy of Audit Committee Members
The Board has determined that each member of the Audit Committee is independent as defined by the standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934. The Board also has determined that each member is “financially literate” as defined by the rules of the NYSE and that Mr. Jacobi qualifies as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934.
Independence of Compensation Committee Members
The Board of Directors has determined that each member of the Compensation Committee is independent as defined by the standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934.
Director Candidates
The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify our Secretary in writing, along with any supporting material the stockholder considers appropriate, in accordance with the stockholder proposal provisions of our Bylaws. General information concerning the submission of stockholder proposals is provided above under the caption “How and when may I submit a stockholder proposal for the Company’s 2012 Annual Meeting?” Pursuant to Board policy, there are to be no differences in the manner in which the Committee evaluates candidates based on the source of the recommendation.
The Nominating and Governance Committee is authorized by the Board to identify director candidates, evaluate and consider candidates proposed by any director, member of management or stockholder, develop and implement screening processes it deems necessary and appropriate and recommend for selection by the Board director nominees for each annual meeting of stockholders and, when necessary, vacancies on the Board. The Committee is authorized by the Board to exercise sole authority in retaining any third-party search firm the Committee deems appropriate to identify and assist with the evaluation of director candidates and has utilized that authority in past director searches.

The Nominating and Governance Committee evaluates prospective nominees against the criteria in our Corporate Governance Guidelines, which include professional integrity and sound judgment, sufficient time available to devote to Board activities, a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, an understanding of our business and factors such as diversity, age, skills and educational and professional background. With respect to diversity, the Committee considers diversity in terms of age, gender and ethnicity, as well as diversity of skills, expertise and experience, in its deliberations.
The Nominating and Governance Committee may also consider other factors it deems relevant, including the current composition of the Board, whether there is a need to fill vacancies or expand or contract the size of the Board, the balance of management and independent directors, the need for expertise on our standing committees and the qualifications of other prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.
With respect to determining whether current directors should stand for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and the Company. With respect to new candidates for Board service, a full evaluation may also include detailed background checks and in-person and telephonic interviews with the Nominating and Governance Committee and other Board members. The Committee evaluation process culminates with a decision as to whether or not to recommend the prospective nominee to the full Board for appointment and/or nomination.
Limitations on Other Board Service
The Audit Committee charter provides that a member of the Audit Committee may not serve on the audit committee of more than two other public companies without Board approval. Otherwise, we do not believe that our directors should be categorically prohibited from serving on boards and/or board committees of other organizations. However, our Corporate Governance Guidelines instruct the Nominating and Governance Committee and the full Board to take into account the nature of and time involved with respect to a director’s service on other boards as well as other job responsibilities in evaluating the suitability of individual directors and in making its recommendations to our stockholders. Service on boards and/or committees of other organizations must also be consistent with our conflicts of interest policy, as set forth in our Code of Ethics and Business Conduct, which, among other things, requires a director to provide notice to the Board of his or her acceptance of a nomination to serve on the board of another public company.

Communications with Directors
Stockholders, employees and other interested parties may communicate with members of our Board of Directors (including specific members of the Board or non-management directors as a group) by writing to CCA, Attention: Secretary, 10 Burton Hills Boulevard, Nashville, Tennessee 37215. To the extent such communications are received, our Secretary compiles all substantive communications and periodically submits them to the Board, the group of directors or the individual directors to whom they are addressed. Communications that the Secretary would not consider “substantive,” and therefore may exercise discretion in submitting to the addressee, may include junk mail, mass mailings, resumes and job inquiries, surveys, business solicitations, advertisements, frivolous communications and other similarly unsuitable communications.
Communications expressing concerns or complaints relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee. Under those procedures, concerns that are improperly characterized as having to do with accounting, internal controls or auditing matters or that are frivolous or clearly inconsequential may be addressed by the Secretary without presentation to the Audit Committee. However, in all cases the Secretary maintains a log of correspondence addressed to directors that may be reviewed by any director at his or her request.
Certain Relationships and Related Transactions
Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, executive officers, 5% stockholders or their family members which require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.
Pursuant to its written charter, the Audit Committee has adopted a Related Party Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “Interested Transactions,” which are generally defined to include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
•	the aggregate amount involved exceeded, or will or may be expected to exceed, $120,000 in any calendar year;

•	the Company was, is or will be a participant; and

•	any Related Party had, has or will have a direct or indirect interest.
For purposes of the policy, a “Related Party” is any:
•
person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than 5% beneficial owner of the Company’s common stock;

•	immediate family member of any of the foregoing; or

•
firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to approve or ratify an Interested Transaction under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the Interested Transaction and take into account factors such as the Related Party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.
In addition, the Audit Committee is to review and assess ongoing Interested Transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.
Compensation Committee Interlocks and Insider Participation
During 2010, Mr. Russell, Mr. Correnti, Mr. Horne and Mr. Prann served on our Compensation Committee for the full year, with Mr. Russell serving as the committee’s Chair. None of the current members of the Compensation Committee or any of their family members serve or have served as an officer or employee of the Company. None of our executive officers served during 2010 as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of the Board or the Compensation Committee.
Stock Ownership Guidelines
During the first quarter of 2007, the Board adopted stock ownership guidelines (the “Guidelines”) for the Company’s executive officers and directors, effective as of March 1, 2007 (the “Effective Date”). The Guidelines, which are administered and interpreted by the Compensation Committee, provide that the Company’s executive officers are expected to own a fixed number of shares of common stock of the Company equal to three times such executive officer’s base salary in effect as of the Effective Date divided by the Company’s closing common stock price, as reported by the NYSE, on the Effective Date. For any individual who becomes an executive officer after the Effective Date, base salary and closing common stock price are determined based on such executive officer’s date of hire or promotion, as applicable. Subject to a limited hardship exemption, executive officers are expected to meet these ownership guidelines by the later of (1) March 1, 2012 or (2) five years following their date of hire or promotion, as applicable.
With respect to the Company’s non-executive directors, such individuals are each expected to own a fixed number of shares of common stock of the Company equal to four times the annual retainer for non-executive directors (excluding any retainer for chairing or serving on a committee) in effect as of the Effective Date divided by the Company’s closing common stock price, as reported by the NYSE, on the Effective Date. For any individual who becomes a non-executive director after the Effective Date, annual retainer and closing common stock price are determined based on the date of such non-executive director’s initial election to the Board. Subject to a limited hardship exemption, non-executive directors are expected to meet these ownership guidelines by the later of (1) March 1, 2012 or (2) five years following their initial election to the Board.
The Guidelines are accessible on our website, www.cca.com (under the “Corporate Governance” section of the Investors page).

Code of Ethics and Business Conduct
All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer, are subject to our Code of Ethics and Business Conduct. Our Code of Ethics and Business Conduct and related compliance policies are designed to promote an environment in which integrity is valued, business is conducted in a legal and ethical manner and ethics and compliance issues are raised and addressed. Our Nominating and Governance Committee is responsible for reviewing the Code annually and our Audit Committee is responsible for addressing any violations or waivers involving our executive officers and directors. We intend to post amendments to or waivers from our Code of Ethics and Business Conduct (to the extent applicable to our directors, chief executive officer, principal financial officer or principal accounting officer) on our website. Our Code of Ethics and Business Conduct is accessible on our website, www.cca.com (under the “Corporate Governance” section of the Investors page).
Risk Oversight
Our Board of Directors oversees risk management with a focus on the Company’s primary areas of risk: risk related to our business strategy, financial risk, legal/compliance risk and operational risk. The President and Chief Executive Officer and each of the Company’s Executive Vice Presidents are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board and explaining to the Board how those risks are being addressed.
The Board oversees management’s strategic planning process, which includes an evaluation of opportunities and risks presented by the Company’s current strategies and alternative strategies. The Board also receives regular reports from each of the executives with respect to their areas of managerial responsibility. These reports include information concerning risks and risk mitigation strategies. For example, the Board receives quarterly reports from our Chief Corrections Officer with respect to key areas of operational risk; monitors risks relating to our partnership development efforts through quarterly reports from our Chief Development Officer; and receives regular reports from our General Counsel with respect to legal and compliance risks. In addition, the Board evaluates risk in the context of particular business strategies and transactions. For example, the Board monitors significant capital expenditures through its annual budget review and quarterly capital expenditure reports from management and monitors risk relating to our financing activities through in depth reviews of proposed financing transactions.
The standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. It receives an annual risk assessment report from the Company’s internal auditors, as well as financial risk assessment information in connection with particular events or transactions. The Nominating and Governance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from the Company’s General Counsel and its Ethics Officer. As discussed in detail below, the Compensation Committee addresses risks relating to our executive compensation strategies. The full Board receives regular reports from the chairs of these activities and receives reports and other meeting materials provided to each of the committees.
In order to streamline and enhance risk management on a company-wide basis and assist the Board’s oversight of the Company’s risk management processes, we are in the process of implementing an enterprise risk management (“ERM”) program. The ERM program entails the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects in an integrated effort involving the Board, management and other personnel. The establishment of the ERM program is being overseen by the Audit Committee.

Compensation Risk Assessment
In setting compensation, our Compensation Committee considers the risks to CCA’s stockholders and to achievement of our goals that may be inherent in the compensation program. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” the Compensation Committee believes our executive compensation plans are appropriately structured and do not pose a material risk to CCA. The Compensation Committee considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:
• We set performance goals that we believe are reasonable in light of past performance and current market and economic conditions.
• We use a combination of restricted stock units and stock options for equity awards because restricted stock units retain value even in a depressed market (assuming achievement of performance criteria) and stock options provide for potential realization of value over time, based on an increase in share price.
• The time-based vesting over multiple years for our long-term incentive awards, even after achievement of any performance criteria, promotes the alignment of our executives’ interests with those of our stockholders for the long-term performance of CCA.
• Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.
• Our executive stock ownership policy requires our executives to hold certain levels of CCA stock, which aligns an appropriate portion of their personal wealth to the long-term performance of CCA.
Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
General Responsibilities
Our Audit Committee is charged with oversight of the integrity of our financial statements; the effectiveness of our internal control over financial reporting; our compliance with legal and regulatory requirements; the qualifications, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function. Among other things, the Committee monitors preparation by our management of quarterly and annual financial reports and interim earnings releases; reviews Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of our periodic reports with the SEC; supervises our relationship with our independent registered public accounting firm, including making decisions with respect to appointment or removal, reviewing the scope of audit services, approving audit and non-audit services and annually evaluating the audit firm’s independence; and oversees management’s implementation and maintenance of effective systems of internal accounting and disclosure controls, including review of our policies relating to legal and regulatory compliance and review of our internal auditing program. The full text of the Audit Committee charter is available on the Company’s website at www.cca.com (under the “Corporate Governance” section of the Investors page).

2010 Meetings
The Audit Committee met six (6) times in 2010. Within those meetings, the Committee met in executive session with our independent registered public accounting firm three (3) times.
Oversight of Financial Reporting
As part of its oversight of our financial statements, the Committee reviews and discusses with both management and our independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. With respect to the 2010 fiscal year, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also received the written disclosures and a letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Also with respect to fiscal 2010, the Audit Committee received periodic updates provided by management, the independent registered public accounting firm and the internal auditors at each regularly scheduled Audit Committee meeting and provided oversight during the process. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control over Financial Reporting and Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K for the year ended December 31, 2010.
Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
C. Michael Jacobi, Chair
Donna M. Alvarado
Charles L. Overby
Henri L. Wedell

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Standing for Election
The current term of office of each of our directors expires at the Annual Meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. We expect each of the nominees to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
A plurality of the votes cast is sufficient to elect each director.
The general criteria considered by the Nominating and Governance Committee with respect to director nominees are discussed on page 10 under the heading “Director Candidates.” Based on evaluation of those criteria, the Board believes that each of the nominees contributes relevant skills, expertise and experience to the Board and that the group of nominees collectively has the skills, expertise, experience, independence and other attributes necessary to discharge effectively the Board’s oversight responsibilities on behalf of the Company’s stockholders.
Information regarding each of the nominees for director, including particular qualifications considered for each nominee, is set forth below. Directors’ ages are given as of the date of this Proxy Statement.
The Board of Directors unanimously recommends a vote FOR each of the 13 nominees listed below.

JOHN D. FERGUSON	Director since 2000
Mr. Ferguson, age 65, has served as a director since August 2000 and also serves as Chairman of our Board and member of our Executive Committee. Mr. Ferguson formerly served as our Chief Executive Officer from August 2000 to October 2009 and as our President from August 2000 until July 2008. Mr. Ferguson’s career in business and government includes service as the Commissioner of Finance for the State of Tennessee and as the chairman and chief executive officer of Community Bancshares, Inc., the parent corporation of The Community Bank of Germantown (Tennessee), as well as service on the State of Tennessee Board of Education and the Governor’s Commission on Practical Government for the State of Tennessee. Mr. Ferguson currently serves as a director of the Community Foundation of Middle Tennessee, the Boy Scouts of America — Middle Tennessee Council, the Nashville Symphony Association and the Nashville Alliance for Public Education. Mr. Ferguson graduated from Mississippi State University in 1967.
In making the decision to nominate Mr. Ferguson to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, Mr. Ferguson’s knowledge of the Company and its business and management team by virtue of his past service as our President and Chief Executive Officer; his demonstrated business acumen and leadership skills; his understanding of government gained through his experience in state government; and his civic and community involvement.

DAMON T. HININGER	Director since 2009
Damon T. Hininger, age 41, has served as a director and our President and Chief Executive Officer since October 2009. From July 2008 until October 2009, Mr. Hininger served as our President and Chief Operating Officer. From 2007 until July 2008, Mr. Hininger served as our Senior Vice President, Federal and Local Customer Relations. Mr. Hininger joined the Company in 1992 and held several positions, including Vice President, Business Analysis and Vice President, Federal Customer Relations before being promoted to Senior Vice President. Mr. Hininger earned a bachelor’s degree from Kansas State University and an M.B.A. from the Jack Massey School of Business at Belmont University.
In making the decision to nominate Mr. Hininger to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his current service as our President and Chief Executive Officer and his comprehensive knowledge of the Company, its business, operations and management team through his current position and past roles with the Company, including roles at the facility operations level and as Chief Operations Officer and Senior Vice President, Federal and Local Customer Relations.

DONNA M. ALVARADO	Director since 2003
Ms. Alvarado, age 62, has served as a director and member of our Audit Committee since December 2003. Ms. Alvarado is the founder and current president of Aguila International, an international business-consulting firm that specializes in human resources and leadership development. She also serves as a director and member of the audit and compensation committees of CSX Corporation, a publicly-traded provider of rail and other transportation services, as a director of Park National Bank, the lead affiliate bank of Park National Corporation, a publicly-held bank holding company, and as a member and the immediate past Chairwoman of the Ohio Board of Regents. Ms. Alvarado has held senior management positions in government, including Deputy Assistant Secretary of Defense with the U.S. Department of Defense and Director of ACTION, the federal domestic volunteer agency. Ms. Alvarado earned both a master’s and a bachelor’s degree in Spanish from Ohio State University, completed doctoral coursework in Latin American Literature at the University of Oklahoma and earned a postgraduate certificate in Financial Management from the Wharton School of Business at the University of Pennsylvania.
In making the decision to nominate Ms. Alvarado to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, her understanding of government through her public sector experience; her experience as a public company director and audit committee member; her human resources and leadership development expertise; her civic and community involvement; and her contribution to the Board’s gender and cultural diversity.

WILLIAM F. ANDREWS	Director since 2000
Mr. Andrews, age 79, has served as a director since August 2000. Mr. Andrews also serves as Chair of our Executive Committee. From August 2000 until July 2008, Mr. Andrews served as Chairman of our Board. Mr. Andrews has been a principal of Kohlberg & Company, a private equity firm specializing in middle market investing, since 1995. He also currently serves as chairman of Katy Industries, Inc., a publicly-traded diversified manufacturing company with consumer and commercial product lines; a director of Black Box Corporation, a publicly-traded provider of information technology infrastructure solutions; a director of Trex Corporation, a publicly-traded producer of decking and railing products; a director of O’Charley’s Inc., a publicly-traded restaurant company; and a director of SVP Holdings, Ltd., Central Parking Corporation and Thomas Nelson Publishing, all private companies. Mr. Andrews is a graduate of the University of Maryland and received an M.B.A. from Seton Hall University.

In making the decision to nominate Mr. Andrews to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, Mr. Andrews’ past or current experience as a director of several publicly-companies, including his experience as Chairman of our Board; his leadership and oversight experience across a diverse array of industries; and his knowledge and experience with respect to corporate finance and investing.

JOHN D. CORRENTI	Director since 2000
Mr. Correnti, age 64, has served as a director since December 2000 and is a member of our Compensation Committee. Mr. Correnti is the chairman and executive officer of Steel Development Company, a steel development and operations company. Mr. Correnti served as chief executive officer of SeverCorr, LLC, a steel mill operator, from 2005 through January 2008 and as chairman and chief executive officer of SteelCorr, LLC from 2002 through 2005. Mr. Correnti also serves as a director of Navistar International Corporation, a publicly traded holding company of transportation related and other businesses, and as chairman of Calisolar, a private company. Mr. Correnti holds a B.S. degree in civil engineering from Clarkson University.
In making the decision to nominate Mr. Correnti to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his executive leadership experience gained through his service as a chief executive of established and start-up companies, both public and private, and his public company director experience.

DENNIS W. DECONCINI	Director since 2008
Mr. DeConcini, age 73, was appointed as a director and member of our Nominating and Governance Committee in February 2008. Mr. DeConcini served as a member of the United States Senate as a Senator from Arizona for three terms (18 years). During his Senate tenure, he served on the Senate Select Committee on Intelligence (as Chairman from 1993 — 1994), the Judiciary Committee and the Appropriations Committee, and served as rotating Chairman to the Commission on Security and Cooperation in Europe (the Helsinki Commission). He currently is a partner in the law firm DeConcini McDonald Yetwin & Lacy, P.C. in Tucson, Arizona. He also is a member of the Arizona Board of Regents, the governing body for the Arizona State University system, and the boards of directors of both the National and International Centers for Missing and Exploited Children. Mr. DeConcini served in the United States Army and Reserve from 1959 to 1967. He received his B.A. from the University of Arizona in 1959 and his L.L.B. from the University of Arizona in 1963.
In making the decision to nominate Mr. DeConcini to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his understanding of government, politics and the public sector through his service as a United States Senator, a member of the Arizona Board of Regents and as a registered lobbyist; his understanding of and experience with the State of Arizona, a state where a significant portion of our operations is located; his understanding of corporate governance, legal and compliance matters through his education and background as a lawyer and former prosecutor; and his civic and community involvement.

JOHN R. HORNE	Director since 2001
Mr. Horne, age 73, has served as a director since December 2001 and is a member of our Compensation Committee. Mr. Horne served as chairman of Navistar International Corporation from April 1996 to February 2004 and prior to that as Navistar’s president and chief executive officer. Mr. Horne currently serves on the board of directors of Junior Achievement of Chicago. Mr. Horne received his M.S. degree in mechanical engineering from Bradley University in 1964, a B.S. degree in mechanical engineering from Purdue University in 1960, which also awarded him an Honorary Doctor of Engineering degree in May 1998, and is a graduate of the management program at Harvard Graduate School of Business Administration.

In making the decision to nominate Mr. Horne to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his leadership experience as chairman and as chief executive officer of a large, publicly traded industrial company and his extensive educational and business achievements.

C. MICHAEL JACOBI	Director since 2000
Mr. Jacobi, age 69, has served as a director and as Chair of the Audit Committee since December 2000. Mr. Jacobi is the owner and president of Stable House, LLC, a private company engaged in residential real estate development. From June 2001 through May 2005, Mr. Jacobi served as the president and chief executive officer and a director of Katy Industries, Inc., a publicly-traded diversified manufacturing company. He is chairman of the board of Sturm, Ruger and Company, Inc., a publicly-traded maker of firearms, a director and the chair of the audit committee of Webster Financial Corporation, a publicly-traded banking and financial services company, and a director and member of the audit committee of Kohlberg Capital Corporation, a publicly-traded business development company specializing in term loans, mezzanine investments and selected equity positions in middle market companies. Mr. Jacobi is a certified public accountant and holds a B.S. degree from the University of Connecticut.
In making the decision to nominate Mr. Jacobi to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his leadership experience as chief executive officer and chief financial officer of a public company; his extensive experience as a public company director and audit committee member and chairman; and his financial and accounting experience and expertise.

THURGOOD MARSHALL, JR.	Director since 2002
Mr. Marshall, age 54, has served as a director and member of the Nominating and Governance Committee since December 2002. Mr. Marshall is a partner in the law firm of Bingham McCutchen LLP in Washington D.C., and a principal in Bingham Consulting Group LLC, a wholly owned subsidiary of Bingham McCutchen LLP that assists business clients with communications, political and legal strategies. Mr. Marshall, the son of the historic Supreme Court Justice Thurgood Marshall, has held appointments in each branch of the federal government, including Cabinet Secretary to President Clinton and Director of Legislative Affairs and Deputy Counsel to Vice President Al Gore. He is a board member of the United States Postal Service, the Ford Foundation and the Supreme Court Historical Society. He serves on the American Bar Association Election Law Committee and the Ethics Oversight Committee of the United States Olympic Committee. Mr. Marshall earned a B.A. in 1978 and a J.D. in 1981 from the University of Virginia, after which he clerked for United States District Judge Barrington D. Parker.
In making the decision to nominate Mr. Marshall to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his understanding of politics and the public sector through his varied government service and consulting work; his understanding of organizational governance and oversight through his service as a director in the public, non-profit and for-profit sectors; his understanding of legal, regulatory and compliance issues through his education and experience as a lawyer; and his contribution to the Board’s cultural diversity.

CHARLES L. OVERBY	Director since 2001
Mr. Overby, age 64, has served as a director since December 2001. Mr. Overby has served as a member of the Audit Committee since February 2002 and as the Chair of the Nominating and Governance Committee since the committee was established in December 2002. Mr. Overby is the chairman and chief executive officer of The Freedom Forum, an independent, non-partisan foundation dedicated to the First Amendment and media issues, The Diversity Institute and the Newseum, a museum in Washington DC about news and history. Mr. Overby is a former Pulitzer Prize-winning editor in Jackson, Mississippi. He worked 16 years for Gannett Co., the nation’s largest newspaper company, in various capacities, including as reporter, editor, and corporate executive. He was vice president for news and communications for Gannett and served on the management committees of Gannett and USA TODAY. Mr. Overby currently serves on the boards of the Horatio Alger Association of Distinguished Americans and the University of Mississippi Foundation.
In making the decision to nominate Mr. Overby to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his executive leadership experience and understanding of corporate governance as chief executive of several non-profit organizations; his understanding of media and public relations through his career as a journalist, print media executive and executive with other media related organizations; his political experience; and his civic and community involvement and leadership.

JOHN R. PRANN, JR.	Director since 2000
Mr. Prann, age 60, has served as a director and member of the Compensation Committee since December 2000. Mr. Prann’s business experience includes service as the president and chief executive officer of Katy Industries, Inc., as a partner with the accounting firm of Deloitte & Touche and as a director of several private companies. Mr. Prann earned a B.A. in Biology from the University of California, Riverside and an M.B.A. from the University of Chicago.
In making the decision to nominate Mr. Prann to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his executive leadership experience as president and chief executive of a public company and his understanding of accounting and finance issues through his education and career.

JOSEPH V. RUSSELL	Director since 1999
Mr. Russell, age 70, has served as a director since 1999. Mr. Russell is the Chair of the Compensation Committee and a member of the Executive and the Nominating and Governance Committees. Mr. Russell is the co-chairman and co-chief executive officer of Elan-Polo, Inc., a privately-held, world-wide producer and distributor of footwear. Mr. Russell graduated from the University of Tennessee in 1963 with a B.S. in Finance.
In making the decision to nominate Mr. Russell to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his experience as the owner and chief executive officer of a manufacturing company; his familiarity with the Company through his long tenure as a Director; his demonstrated leadership skills as a director and Chair of the Compensation Committee; and his knowledge, experience and judgment with respect to executive compensation issues.

HENRI L. WEDELL	Director since 2000
Mr. Wedell, age 69, has served as a director and member of the Audit Committee since December 2000. Mr. Wedell is a private investor in Memphis, Tennessee. Prior to his retirement in 1999, Mr. Wedell was the senior vice president of sales of The Robinson Humphrey Co., an investment banking subsidiary of Smith-Barney, Inc., with which he was employed for over 24 years. Mr. Wedell’s business career also includes service as a member of the board of directors of Community Bancshares, Inc. He currently serves on the boards of the Dixon Gallery and Gardens of Memphis, Tennessee and the Exceptional Foundation of West Tennessee. Mr. Wedell earned an M.B.A. from the Tulane University School of Business.
In making the decision to nominate Mr. Wedell to serve as a director, the Nominating and Governance Committee considered, in addition to the criteria referred to above, his understanding of accounting and corporate finance issues through his career in the securities industry; his perspective as a private investor and significant stockholder of the Company; and his civic and community involvement.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2010 are described below under “Audit and Non-Audit Fees.”
Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and we expect that they will be available to respond to questions.
Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the Annual Meeting. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. If the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interest to do so.
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.
Audit and Non-Audit Fees
The following table presents fees for audit, audit-related, tax and other services rendered by the Company’s principal independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2010 and 2009.

Fees	2010	2009

Audit Fees (1)	$849,670	$960,940
Audit-Related Fees	—	—
Tax Fees (2)	330,206	229,432
All Other Fees (3)	1,995	1,995

Total	$1,181,871	$1,192,367

(1)
Audit fees for 2010 and 2009 include fees associated with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements, debt compliance letters and, with respect to 2009, assistance with filing certain registration statements with the SEC.

(2)	Tax fees for 2010 and 2009 were for services consisting primarily of federal and state tax planning.

(3)	All other fees for 2010 and 2009 consist of access fees to EY Online, an on-line information and communication tool available to Ernst & Young audit clients.

Pre-Approval of Audit and Non-Audit Fees
Consistent with Section 202 of the Sarbanes-Oxley Act of 2002 and SEC rules regarding auditor independence, our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2009 and 2010, the Audit Committee approved all fees disclosed under “tax,” “audit-related” and “all other” fees by Ernst & Young in accordance with applicable rules.
The Audit Committee’s Auditor Independence Policy prohibits our independent registered public accounting firm from performing certain non-audit services and any services that have not been approved by the Audit Committee in accordance with the policy and the Section 202 rules. The policy establishes procedures to ensure that proposed services are brought before the Audit Committee for consideration and, if determined by the Committee to be consistent with the auditor’s independence, approved prior to initiation, and to ensure that the Audit Committee has adequate information to assess the types of services being performed and fee amounts on an ongoing basis. The Audit Committee has delegated to its Chair, Mr. Jacobi, the authority to pre-approve services between meetings when necessary, provided that the full Committee is apprised of the services approved at its next regularly scheduled meeting.

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
As required by recently adopted laws and regulations commonly referred to as the “Say on Pay” rules, the Company seeks your non-binding advisory vote and asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section (“CD&A”) and the accompanying tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation for our Named Executive Officers. We urge you to read the CD&A, which begins on page 39, for additional details on our executive compensation, including our compensation philosophy and objectives and the 2010 compensation of our Named Executive Officers.
As described in detail in the CD&A, our executive compensation programs are designed to ensure that our executive officers are rewarded appropriately for their contributions to the Company and that the overall compensation strategy supports the objectives and values of our organization, as well as stockholder interests. Our programs are designed to attract and maintain executive leadership for the Company that will execute our business strategy, uphold our Company values and deliver results and long-term value to our stockholders. Our goal is to have a substantial portion of executive compensation contingent upon the Company’s performance.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure our programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. The Compensation Committee also has engaged an independent compensation consultant, PricewaterhouseCoopers LLP, to assist it in reviewing the Company’s compensation strategies and plans.
We believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives.
Stockholders are being asked to vote on adoption of the following resolution:
RESOLVED: That the stockholders of Corrections Corporation of America approve the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section and related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.
The Board of Directors unanimously recommends, on an advisory basis, a vote “FOR” the approval of the Company’s compensation of our Named Executive Officers.

PROPOSAL 4 — ADVISORY VOTE ON SELECTION OF THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION PROPOSAL
Pursuant to the “Say on Pay” rules, the Company also seeks your advisory input with regard to the frequency of future stockholder advisory votes on executive compensation paid to our Named Executive Officers, such as Proposal 3 included above. By voting on this Proposal 4, stockholders may indicate whether they would prefer a non-binding advisory vote on executive compensation once every one, two or three years.
After careful consideration, our Board has determined that a non-binding advisory vote on executive compensation that occurs every year is the most appropriate for the Company. In formulating its recommendation, the Board considered a number of factors, including the Board’s commitment to sound corporate governance practices and its confidence in the appropriateness of the Company’s executive compensation program and the Compensation Committee’s annual evaluation process for our executive compensation program and disclosures. While one of our core principles is to create long-term sustainable growth, the Board recognizes that compensation disclosures are made annually and that holding an annual advisory vote on executive compensation will provide more direct and immediate feedback on our compensation disclosures.
You may cast your vote on your preferred voting frequency by selecting the option of holding a non-binding advisory vote on the compensation paid to our Named Executive Officers every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.”
The Board of Directors unanimously recommends, on an advisory basis, a vote for a frequency of “ONE YEAR” to vote on the Company’s compensation of our Named Executive Officers.

PROPOSAL 5 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2008 STOCK INCENTIVE PLAN
In May 2007, our stockholders approved the Corrections Corporation of America 2008 Stock Incentive Plan (the “2008 Plan”). There were initially 6,000,000 shares reserved for issuance under the 2008 Plan, adjusted for a two-for-one stock split in July 2007. As of February 28, 2011, 5,432,662 shares available for issuance under the 2008 Plan had been granted and not forfeited, leaving 567,338 shares available for issuance. As a result, our Board of Directors has adopted, subject to stockholder approval, an amendment and restatement of the 2008 Plan to increase the number of shares available for issuance under the 2008 Plan by 12,000,000 shares. The amendment and restatement of the 2008 Plan also reduces the share counting ratio for full value awards (meaning all awards other than stock options or stock appreciation rights) from 3 to 1 to 2.25 to 1 to be more consistent with current compensation and governance best practices and makes certain other minor revisions to the 2008 Plan, including clarifying certain provisions related to Section 409A of the Internal Revenue Code of 1986, as amended, allowing ownership of restricted shares under the plan to be reflected by book entry (in lieu of actual stock certificates) and making explicit that the 2008 Plan allows for the net exercise of stock options. The Board of Directors has adopted this amendment and restatement of the 2008 Plan to ensure that we can continue to offer equity-based incentive compensation at appropriate levels as determined by our Board and Compensation Committee. The additional shares requested represent approximately 11.0% of our common shares outstanding as of February 28, 2011.
One of our key compensation philosophies is that long-term stock-based incentive compensation strengthens and aligns the interests of our officers and employees with our stockholders, as more fully described below under “Compensation Discussion and Analysis.” Participants in our long-term incentive compensation program generally include our officers and other key employees. We believe that the utilization of stock options and restricted stock awards, the core of our historical long-term stock-based incentive program, have been effective over the years in enabling us to attract and retain the talent critical to the Company and that stock ownership has focused our key employees on improving our performance and helped create a culture that encourages employees to think and act as stockholders. In addition, as discussed below under “Compensation Discussion and Analysis”, during the fall of 2010, our Compensation Committee engaged an independent executive compensation consultant to examine our executive compensation programs, including our long-term incentive compensation programs. Based on that examination and other factors, our Compensation Committee determined that it was appropriate to increase the number of shares available under the 2008 Plan and to make the other modifications described above to maintain our competitive position in the partnership corrections industry and to continue to attract and retain talent critical to our success.
If our stockholders approve this proposal, the shares available for issuance under the 2008 Plan will be increased by 12,000,000 shares. We believe this increase in shares available under the 2008 Plan will enable us to implement our long-term stock incentive program for the next four to five years. We believe four to five years is an appropriate cycle that will allow us to periodically review our stock compensation programs and respond to periodic evolutions in compensation and governance best practices and trends to the extent we believe such practices or trends to be in the best interests of the Company and its stockholders. If our stockholders do not approve this proposal, we will be unable to provide long-term, stock-based incentives to present and future employees consistent with our current compensation philosophies and objectives. We believe this would adversely affect our ability to attract and retain key employees of the caliber needed for our continued success. Accordingly, our Board of Directors believes amending and restating the 2008 Plan as described in this proposal is in the best interest of our stockholders.

Although we believe that employee stock ownership is important to incentivizing and retaining key employees and is an important factor in achieving our corporate performance goals, we recognize that our historical long-term equity incentive program has created a certain amount of overhang. “Overhang” refers to potential stockholder dilution, expressed as a percentage, represented by outstanding employee stock awards and shares available for future grants. We use the following calculations to determine overhang:

Simple Overhang	=	Outstanding awards + Shares available for future grant

Common shares outstanding

Fully Diluted Overhang	=	Outstanding awards + Shares available for future grant

Common shares outstanding + Outstanding awards
+ Shares available for future grant
As of February 28, 2011, we had an aggregate of approximately 3.9 million shares of common stock subject to options outstanding under all of our plans, with a weighted average exercise price of $18.00 and a weighted average term to expiration of 6.6 years. As of February 28, 2011, we had 0.4 million restricted stock units outstanding with a remaining weighted average vesting period of 1.7 years. Shares underlying outstanding restricted share awards are not included in outstanding awards because they are already reflected in the number of common shares outstanding. As of February 28, 2011, there were a total of approximately 157,000 restricted shares outstanding under the 2008 Plan and approximately 220,000 restricted shares outstanding under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”). In addition, there were approximately 567,000 shares remaining available for grant under the 2008 Plan. Also as of February 28, 2011, there were approximately 201,000 shares remaining available for grant under the Company’s Non-Employee Directors’ Compensation Plan. The shares available under this plan are issued to board members who have elected to receive all or a portion of their retainer in stock in lieu of cash. As of February 28, 2011, there were a total of approximately 109.1 million shares of our common stock outstanding. As a result, the additional 12.0 million shares proposed for future grant by the Company represents 11.0% of the outstanding common stock as of February 28, 2011. Accordingly, as of February 28, 2011, our overhang was as follows:

	As of February 28, 2011
		Pro Forma (assuming approval of
		amendment and restatement of
	Actual	2008 Plan(1)
Simple Overhang	4.5%	15.5%
Fully Diluted Overhang	4.3%	13.4%

(1)
Pro Forma shares available for future grant are assumed to be approximately 12.6 million, which includes 12.0 million shares pursuant to the proposed amendment and restatement to the 2008 Plan and approximately 0.6 million shares that were available as of February 28, 2011 for future awards under the Company’s 2008 plan.

While we recognize that our historical long-term stock incentive program has created a certain amount of overhang, we have several practices that have increased, and may continue to increase, our overhang that we believe are not a reflection of our grant practices, but instead reflect the Company’s ongoing commitment to strong corporate governance and are consistent with our strategy of attracting and maintaining key management personnel and aligning the interests of our officers and key employees with our stockholders. These practices include the following:
•
Our Board of Directors has adopted stock ownership guidelines for the Company’s executive officers and directors which require our executive officers to own a fixed number of shares of common stock of the Company based on a multiple of their base salary and our directors to own a fixed number of shares based on a multiple of their annual retainer.

•
We use time-based vesting over multiple years for our long-term stock incentive awards in order to promote the alignment of our executives’ interests with those of our stockholders and encourage retention of our officers and key employees.

•
During 2010 we repurchased $145.7 million of our common stock, or 7.1 million shares, which increased the relative percentage of a stockholder’s ownership, but also resulted in a higher calculated dilution rate. Accordingly, if the shares the Company repurchased during 2010 are included as outstanding shares, the potential dilutive effect of outstanding equity awards is only 10.3%.

•
Our employees, including our senior management, tend to continue to hold vested options. Approximately 2.6 million fully vested options were outstanding on February 28, 2011, which we believe reflects the long-term expectations of the Company’s employees with respect to the Company’s performance.

Our annual grants under the Company’s equity plans, collectively, as a percentage of shares outstanding (“burn rate”), has averaged approximately 0.9% of outstanding shares for the last three fiscal years (1.3% if each share representing a full value award, like restricted shares, granted during the three-year period were counted to be equal to 2.25 option shares, which the Company believes is reasonable given expected volatility when the awards were granted during the three-year period). The Company’s average annual gross burn rate of 1.3% for the last three years is below the allowable limit for the Company’s industry (4.89%) as determined by RiskMetrics Group (“RiskMetrics”), a proxy advisory firm that analyzes historic burn rates when making recommendations to the institutional investor community. We expect our burn rate for 2011 and future periods to remain below the RiskMetrics allowable limit. The following table shows the calculation of our average burn rate for the last three years:
Burn rate

						Weighted
		# Restricted		# Restricted	Total Equity	Average
	# Options	Shares/Units		Shares for	Awards	Basic Shares
	Granted	Granted	Multiplier	Burn Rate	Granted	Outstanding	Burn Rate
2008	671,000	279,000	2.25	627,750	1,298,750	124,464,000	1.0%
2009	826,000	333,000	2.25	749,250	1,575,250	116,088,000	1.4%
2010	712,000	446,000	2.25	1,003,500	1,715,500	112,015,000	1.5%

Three-year average burn rate							1.3%

Our annual grants under the 2008 Plan as a percentage of shares outstanding (“burn rate”) has averaged approximately 1.3% of outstanding shares for the last three fiscal years assuming each share representing a full value award, like restricted shares, granted during the three-year period were counted to be equal to 2.25 option shares. We believe this percentage to be lower than the burn rate of our peers and generally over this period based on published RiskMetrics data for 2010. In addition, the independent compensation consultant engaged by our compensation committee reviewed the share counting ratio as part of its examination of our long-term stock based incentive compensation program and determined that a reduced ratio was appropriate in light of the relative volatility of our common stock and current compensation and corporate governance trends. Accordingly, we believe using a share counting ratio for full value awards of 2.25 to 1 better reflects the performance of our common stock and is consistent with current compensation and corporate governance best practices.
The 2008 Plan and the Company’s policies with respect to the 2008 Plan also reflect our continued commitment to strong corporate governance practices, including:
•	No evergreen features:
•	the maximum number of shares issuable under the 2008 Plan is fixed and cannot be increased without stockholder approval;

•	a maximum term for the 2008 Plan is specified; and no new stock option will be issued upon the exercise of another stock option.
•
Prohibition on re-pricing and on discount stock options (i.e., the exercise price of a stock option will be equal to or exceed the fair market value of a share of stock on the date the stock option is granted).

•
Restricted stock and restricted stock units are subject to a minimum three-year pro-rata vesting period, and stock options and performance awards are subject to a minimum one-year pro-rata vesting period.

•
No liberal share recycling provisions (i.e., shares withheld by the Company to satisfy tax withholding obligations and shares deemed issued in a “net-exercise” do not return to the pool of available shares).

•	Administration by independent, non-employee directors.

•
Stockholders must approve any “material” revisions to the plan, including, among other items, any material increase in the shares available for issuance under the 2008 Plan, any expansion of the types of awards under the 2008 Plan, a material expansion of the class of employees, directors or other participants eligible to participate in the 2008 Plan or a material expansion of the term of the 2008 Plan.

Amending and restating the 2008 Plan to increase the number of shares available and to make the other modifications described in this proposal is vital to our ability to continue to provide long-term stock-based incentives to present and future employees consistent with our current compensation philosophies and objectives. We believe that our equity award programs and our emphasis on employee stock ownership have been critical to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We also believe that our long-term stock based incentive program has been effective in helping us to attract, retain and motivate talented employees, which is integral to our long-term performance and stockholder returns. For these reasons, we consider approval of the amendment and restatement of the 2008 Plan important to our future success.

Following is a brief summary of the principal features of the 2008 Plan as amended and restated. The following summary is not a complete description of all the provisions of the 2008 Plan and is qualified in its entirety by reference to the 2008 Plan as amended and restated, a copy of which is attached hereto as Appendix A and incorporated herein by reference.
Purpose. The primary purpose of the 2008 Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders.
Shares Available for Awards under the Plan. Under the 2008 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2008 Plan, the maximum aggregate number of shares of common stock with respect to which awards may be granted under the 2008 Plan is 18.0 million. Each share subject to an option or stock appreciation right (“SAR”), or a performance award or other stock-based award if the amounts payable thereunder will be determined by reference to the appreciation of a share, shall reduce the aggregate number of Shares with respect to which awards may be granted by one share. For awards granted prior to the date on which the stockholders of the Company approve this amendment and restatement, each share issued pursuant to a restricted share award, restricted share unit award, performance award or other stock-based award (including any dividends or dividend equivalents payable in shares with respect to such awards prior to the vesting of such awards), if the amounts payable thereunder will be determined by reference to the full value of a share, shall reduce the aggregate number of shares with respect to which awards may be granted by three shares. For awards granted on or after the date on which the stockholders of the Company approve the amendment and restatement, each share issued pursuant to a restricted share award, restricted share unit award, performance award or other stock-based award (including any dividends or dividend equivalents payable in shares with respect to such awards prior to the vesting of such awards), if the amounts payable thereunder will be determined by reference to the full value of a share, shall reduce the aggregate number of Shares with respect to which Awards may be granted by 2.25 Shares. Notwithstanding the foregoing and subject to adjustment as provided in the 2008 Plan, no Participant may receive stock options or SARs under the Plan in any calendar year that, taken together, relate to more than 300,000 shares.
If any shares covered by an award under the 2008 Plan are forfeited or if any such award otherwise terminates, expires unexercised, is settled in cash or is canceled, such shares shall again become shares with respect to which awards can be made under the 2008 Plan in accordance with the formula described above. Shares of common stock issued under the 2008 Plan may be either newly issued shares or shares that have been reacquired by the Company. However, (i) the gross number of shares issued pursuant to an award under the 2008 Plan that is not later forfeited, terminated, expired, settled in cash or canceled shall be deducted from the total number of shares available for grant under the 2008 Plan, (ii) any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the 2008 Plan, regardless of the number of shares issued upon settlement of the SARs, and (iii) shares that are canceled, tendered or withheld in payment of all or part of the exercise price of an award or in satisfaction of withholding tax obligations, and shares that are reacquired with cash tendered in payment of the exercise price of an award, shall not be included in or added to the number of shares available for grant under the 2008 Plan. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the 2008 Plan.

In addition, the 2008 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or stock appreciation rights (“SARs”) in any calendar year that, taken together, relate to more than 300,000 shares of common stock, subject to adjustment in certain circumstances.
With certain limitations, awards made under the 2008 Plan shall be adjusted by the Compensation Committee of the Board of Directors (the “Committee”) to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2008 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.
Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2008 Plan. As of February 28, 2011, approximately 175 individuals were eligible to participate in the 2008 Plan. The Committee will administer the 2008 Plan, except with respect to awards to non-employee directors, for which the 2008 Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of the NYSE. Subject to the terms of the 2008 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2008 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2008 Plan.
Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2008 Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding 10 years. Incentive stock options that are granted to holders of more than 10% of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered shares previously acquired by the participant valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of such cash (or cash equivalents) and such shares, or (iv) at the discretion of the Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes or (B) withholding shares otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price together with any applicable withholding taxes. Until the optionee has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares.
Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.
Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine. No performance award may have a term in excess of 10 years
Performance awards are subject to certain specific terms and conditions under the 2008 Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the 2008 Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers (as defined in the 2008 Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) net income; (f) earnings per share; (g) utilization; (h) net investment income; (i) gross profit; (j) loan loss ratios; (k) stock price or total stockholder return; (l) net asset growth; (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or (o) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ stock and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the 2008 Plan to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Financial Accounting Standard 144 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; provided, that the Committee commits to make any such adjustments within the 90 day period described in the following paragraph, (vii) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (viii) any other similar item selected by the Committee in its sole discretion.
To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2008 Plan is 300,000 and the maximum annual amount of all performance awards that are settled in cash is $3,500,000.
Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2008 Plan. No such award may have a term in excess of ten (10) years
Non-Employee Director Awards. Subject to applicable legal requirements, the Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2008 Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the 2008 Plan will be administered by the Board.

Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
Change in Control. The Committee may specify in the applicable award agreement at or after grant, or otherwise by resolution prior to a Change in Control (as defined in the plan), that all or a portion of the outstanding awards under the 2008 Plan shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.
Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2008 Plan or any portion of the 2008 Plan at any time, provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (a) such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply or (b) if such amendment, alteration, suspension, discontinuation or termination constitutes a material revision to the Plan. Among other things, a material revision includes (i) a material increase in the number of shares subject to the 2008 Plan; (ii) an expansion of the types of awards under the 2008 Plan; (iii) a material expansion of the class of employees, directors or other participants eligible to participate in the 2008 Plan; (iv) a material extension of the term of the 2008 Plan and (v) a material change to the method of determining option price under the 2008 Plan. A material revision does not include any revision that curtails rather than expands the scope of the Plan. Subject to certain restrictions in the 2008 Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the canceled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the 2008 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award.
Effective Date. The 2008 Plan became effective as of January 1, 2008. No new awards may be granted under the 2008 Plan after January 1, 2018, the tenth anniversary of the effective date of the 2008 Plan.
Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2008 Plan.
Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.
Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.
Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.
The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2008 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2008 Plan are urged to consult a tax advisor as to the tax consequences of participation.
The 2008 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.
Because awards granted under the 2008 Plan will be made at the discretion of the Committee, the benefits that will be awarded under the 2008 Plan are not currently determinable.

The approval of the amendment and restatement of the 2008 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting, provided that the total votes cast on the proposal represents more than 50% of all the securities entitled to vote on the matter.
The Board of Directors unanimously recommends that stockholders vote FOR the Proposal to approve the amendment and restatement of the Company’s 2008 Stock Incentive Plan.

EXECUTIVE OFFICERS
Information Concerning Executive Officers Who Are Not Directors
Todd J Mullenger, age 52, has served as an Executive Vice President and our Chief Financial Officer since March 2007. Mr. Mullenger served as our Vice President, Treasurer from January 2001 to March 2007, as Vice President, Finance from August 2000 to January 2001 and prior to that as Vice President, Finance of our predecessor company. Mr. Mullenger graduated from the University of Iowa in 1981 with a B.B.A. degree and later earned an M.B.A. from Middle Tennessee State University.
Richard P. Seiter, age 62, has served as an Executive Vice President and our Chief Corrections Officer since January 2005. Prior to joining the Company and since 1999, Mr. Seiter served as an associate professor in the Department of Sociology and Criminal Justice at Saint Louis University, St. Louis, Missouri. Mr. Seiter has served as a Warden with the Federal Bureau of Prisons (Federal Correctional Institution, Greenville, Illinois and Federal Prison Camp, Allenwood, Pennsylvania), as chief operating officer of Federal Prison Industries and as director of the Ohio Department of Rehabilitation and Correction. Mr. Seiter has authored two textbooks on corrections, Corrections: An Introduction (2005) and Correctional Administration: Integrating Theory and Practice (2002), both published by Prentice Hall, and has served as editor of Corrections Management Quarterly. Mr. Seiter holds a B.S. in Business Administration and a Ph.D. in Public Administration from Ohio State University. Mr. Seiter has announced his intention to retire from the position of Executive Vice President and Chief Corrections Officer effective June 2011.
Steven E. Groom, age 59, was named Executive Vice President and General Counsel in April 2010. Prior to this appointment, Mr. Groom served as our Vice President & Deputy General Counsel with responsibility for litigation and risk management. Previously, Mr. Groom was a partner in the law firm of Stites & Harbison, PLLC in Nashville and served in managing attorney and general counsel roles for SunTrust Bank, Inc. Mr. Groom earned a bachelor’s degree from Lipscomb University and his law degree from the University of Memphis, where he was a member of the Law Review. Mr. Groom serves on the Board of Visitors of Lipscomb University’s College of Business and the Board of Advisors of the University’s Institute for Conflict Management.
Anthony L. Grande, age 41, has served as an Executive Vice President and our Chief Development Officer since July 2008. From September 2007 to July 2008, Mr. Grande served as our Senior Vice President, State Customer Relations. Mr. Grande joined CCA in 2003 to serve as Vice President of State Customer Relations. Prior to joining CCA, Mr. Grande served as the Commissioner of Economic and Community Development for the State of Tennessee. Mr. Grande earned his Masters of Education at Vanderbilt University in Nashville, Tennessee and his Bachelor of Arts from The American University in Washington, D.C.
Brian D. Collins, age 53, has served as our Executive Vice President and Chief Human Resources Officer since September 14, 2009. Prior to this appointment and since June 2006, Mr. Collins served as a Vice President, Operations, with responsibility for oversight of all aspects of the operations of one of the Company’s three operational business units. Prior to joining the Company, Mr. Collins served for 25 years in a variety of roles with Wal-Mart Stores, Inc., including personnel training and development, field operations and support management. Mr. Collins holds a Bachelor of Business Administration from the University of Arkansas at Pine Bluff.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
This section of the Proxy Statement discusses the objectives and elements of our compensation programs and the compensation awarded to our Named Executive Officers in 2010. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow in this Proxy Statement. Based on SEC proxy disclosure rules, the following individuals were our Named Executive Officers for the fiscal year ended December 31, 2010:
•	John D. Ferguson, Chairman of the Board of Directors

•	Damon T. Hininger, President and Chief Executive Officer

•	Todd J Mullenger, Executive Vice President and Chief Financial Officer

•	Richard P. Seiter, Executive Vice President and Chief Corrections Officer

•	Anthony L. Grande, Executive Vice President and Chief Development Officer

•	Brian D. Collins, Executive Vice President and Chief Human Resources Officer
Executive Summary. The fundamental objectives of our compensation policies are to attract and retain executive leadership for the Company that will execute our business strategy, uphold our Company values and deliver results and long-term value to our stockholders. We seek to accomplish these goals in a manner that ties a substantial portion of each executive officer’s compensation to the Company’s performance by rewarding executive officers for significant growth in earnings per share (“EPS”). We use EPS as the measure because we believe there is a strong relationship between EPS growth and growth in stockholder value. Our 2010 EPS targets were established in consultation with our independent compensation consultant, PricewaterhouseCoopers LLP (“PwC”).
PwC also conducts competitive analyses from time to time at the request of our Compensation Committee (the “Committee”) in order to benchmark our performance and executive compensation against a peer group of companies. In the most recent competitive analysis conducted in early 2010, PwC concluded that the Company’s performance was high relative to peer companies when evaluated over one, three and five year time periods, while our senior management compensation levels were consistent with the competitive 50th percentile. We believe PwC’s competitive analysis supports a conclusion that our executive compensation policies are delivering value to our shareholders while positioning CCA to attract and retain effective executive leadership.
Despite a challenging economic environment, the Company delivered strong financial results for fiscal 2010. We believe certain key compensation decisions with respect to 2010, together with our performance during 2010, support the soundness of our executive compensation policies and our Compensation Committee’s decision-making processes. Key compensation decisions and outcomes for 2010 included the following:
•	Based on our analysis of the overall economy and our competitive position, we did not increase base salary for our NEOs in fiscal 2010.

•
In light of particularly challenging economic and state budget environments, we decided to set EPS targets for the 2010 Cash Incentive Plan consistent with the Company’s business for 2010 and EPS guidance for 2010 as set forth in the Company’s earnings news release for the year ended December 31, 2009. The target EPS level was consistent with the 75th percentile multi-year EPS growth rate for the peer group, which was, in the Committee’s view, a challenging performance target at the time it was set.

•
We believe the Company’s results for 2010 were exceptional given the challenging environment. We achieved an EPS, adjusted to exclude goodwill impairment charges, of $1.41 for 2010, which represented a 10.2% growth of EPS during fiscal 2010.

Overview of Compensation Process. The Compensation Committee consists solely of “non-employee directors” as defined by SEC rules, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and “independent directors” as defined by NYSE listing standards, in each case as determined by our Board of Directors. In addition to a determination of independence, the Nominating and Governance Committee of our Board recommends Committee membership based on the knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee. Mr. Prann, Mr. Russell, Mr. Horne and Mr. Correnti are the current members of the Committee, with Mr. Russell serving as the Committee’s Chair.
The Committee is responsible for setting the compensation of the Company’s executive officers, overseeing the Board’s evaluation of the performance of our executive officers and administering the Company’s equity-based incentive plans, among other things. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee and the Board, which is reviewed at least annually by the Committee. During the fiscal year ended December 31, 2010, no changes were made to the Committee’s charter. The charter may be viewed in full on the Company’s website, www.cca.com (under “Corporate Governance” on the Investors page).
The Committee annually reviews executive compensation and the Company’s compensation policies to ensure that the Chief Executive Officer and the other executive officers are rewarded appropriately for their contributions to the Company and that the overall compensation strategy supports the objectives and values of our organization, as well as stockholder interests. The Committee conducts this review and makes compensation decisions through a comprehensive process involving a series of meetings primarily occurring in the first and second quarters. Committee meetings typically are attended by the Committee members, the Committee’s compensation consultant and legal advisors, the Company’s Chairman and the Company’s Chief Executive Officer. As with all Board committees, other Board members also have a standing invitation to attend the Committee’s meetings. The Committee meets in executive session to the extent the members deem necessary or appropriate to ensure independence. Additional information regarding Committee meetings is included above under “Corporate Governance — Board of Director Meetings and Committees.”
Compensation Philosophy. The fundamental objectives of our executive compensation policies are to attract and maintain executive leadership for the Company that will execute our business strategy, uphold our Company values and deliver results and long-term value to our stockholders. Accordingly, the Committee develops compensation strategies and programs that will attract, retain and motivate highly qualified and high-performing executives through compensation that is:
•
Performance-based: A significant component of compensation should be determined based on whether or not the Company meets performance criteria that are aligned with growth in stockholder value and do not encourage unreasonable risk-taking.

•
Competitive: Pay for performance scales are established so the competitive positioning of an executive’s total compensation reflects the competitive positioning of the Company’s performance, i.e., high Company performance relative to peers results in high compensation relative to competitive benchmarks, and vice versa.

•
Balanced: Performance-oriented features and retention-oriented features should be balanced so the entire program accomplishes the Company’s pay-for-performance and executive retention objectives, while encouraging prudent risk-taking that is aligned with the Company’s overall strategy.

•	Fair: Compensation levels and plan design should reflect competitive practices, our performance relative to peer companies and the relationship of compensation levels from one executive to another.
The Committee’s goal is to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance, as well as upon his or her individual performance. The Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the year, projected role and responsibilities, impact on execution of Company strategy, external pay practices, total cash and total direct compensation positioning relative to other Company executives and other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent. Based on these objectives, the Committee has determined that our Company should provide its executives with compensation packages comprised of three primary elements: (i) base salary, which takes individual performance into account and is designed to be competitive with median salary levels in an appropriate peer group; (ii) annual variable performance awards, payable in cash and based on the financial performance of the Company, in accordance with the goals established by the Committee; and (iii) long-term stock-based incentive awards which strengthen the commonality of interests between executive officers and our stockholders. (Benefits and perquisites play a negligible role in our executives’ total compensation packages.) The Committee believes, that as a result of our Company’s balance of long- and short-term incentives, our use of different types of equity compensation awards that provide a balance of incentives and our stock ownership guidelines, our compensation programs, including our executive compensation program, do not encourage unnecessary or unreasonable risk taking with respect to our business.
Compensation Programs for 2010
Role of Compensation Consultant. Beginning in 2000 and continuing into 2011, the Committee has engaged PwC to assist it in reviewing the Company’s compensation strategies and plans. At the Committee’s request, PwC has performed several analyses, including peer and market comparisons, internal pay equity, updating of the executive salary structure and modeling of executive compensation levels at different levels of Company performance. While not used to benchmark our compensation, these analyses have assisted the Committee in determining if such strategies and plans were advisable based on the Company’s current financial position and strategic goals, as well as developments in corporate governance and compensation design. PwC’s overall conclusions were that CCA’s performance is generally high relative to peer group companies, and that its senior management compensation levels are on average consistent with the competitive 50th percentile. PwC was selected due to its extensive experience in providing compensation consulting services. Additionally, the Committee is not aware of any potential conflicts of interest affecting its consultation services that PwC may have with either Board members or Company management.

At the request of the Committee, in January 2010 PwC refreshed the peer group that the Company had been using since 2008 for executive compensation comparison purposes. The update relied on the same criteria that had been used in 2008, as follows:
•	Owners and operators of multi-state facilities delivering services to third parties

•	Minimum employee base of 10,000

•	Market capitalization between $2 billion to $5 billion

•	Annual EBITDA between $200 million to $600 million

•	Investment in fixed assets of $1 billion to $5 billion

•	Future growth heavily dependent upon the acquisition or development of additional facilities
As a result of the update, two companies were deleted from the peer group (Convergys Corporation and Manor Care Inc.) and three companies were added (Hyatt Hotels Corporation, Penn National Gaming Inc., and Tenet Healthcare Corporation), resulting in a seventeen-company peer group for purposes of analysis in 2010 as follows:

•	Boyd Gaming Corporation	•	Iron Mountain Incorporated

•	Brookdale Senior Living, Inc.	•	Lifepoint Hospitals Inc.

•	Cinemark Holdings Inc.	•	Penn National Gaming Inc.

•	Community Health Systems	•	Psychiatric Solutions Inc.

•	Gaylord Entertainment	•	Quanta Services Inc.

•	Geo Group	•	Tenet Healthcare Corporation

•	Health Management Associates	•	Universal Health Services

•	HealthSouth Corporation	•	Wyndham Worldwide Corporation

•	Hyatt Hotels Corporation
The Committee then requested PwC to conduct a competitive analysis of CCA’s performance compared to the peer group companies, as well as a competitive analysis of its senior management compensation levels. Based on its research, PwC concluded that CCA’s performance was generally high relative to the peer companies over one-year, three-year and five-year time periods, and that CCA’s senior management compensation levels were on average consistent with the competitive 50th percentile. The Committee believes that that the peer group is still relevant for compensation decisions made in 2011 but continues to evaluate the peer group criteria on an on-going basis.
Total Compensation Targets. Based on the January 2010 market analysis performed by PwC as described above, internal pay equity considerations and a consideration of our compensation objectives and philosophies, with a particular emphasis on performance and equity as key drivers for executive compensation, the executive compensation structure set forth in the table below was developed by the Committee in February 2010 in consultation with PwC. The structure was used as a guideline by the Committee in making its compensation decisions for 2010 and does not necessarily reflect actual compensation for the Named Executive Officers for 2010, which is discussed in detail below and presented in the Summary Compensation Table on page 53 of this Proxy Statement. As discussed further herein, due to a variety of factors not related to the performance of the Company or our executive officers, the Committee did not make any adjustments to the base salary of the Company’s executive officers in 2010 as compared to 2009.

Position		Base Salary Structure(1)				LTIP Fair	Total Comp.
Level	Position Titles	Minimum	Midpoint	Maximum	Bonus(2)	Value	Midpoint(3)
A	Chief Executive Officer	$640,000	$800,000	$960,000	75%	$2,500,000	$3,900,000
B	Chief Financial Officer, Chief Corrections Officer and Chief Development Officer	$296,000	$370,000	$444,000	75%	$850,000	$1,497,500
C	General Counsel and Chief Human Resources Officer	$248,000	$310,000	$372,000	75%	$430,000	$972,500

(1)
The midpoint amounts are aligned with the 50th percentile payouts of executives benchmarked in the PwC market analysis. The minimum amounts represent 80% of the midpoint while the maximum amounts represent 120% of the midpoint.

(2)	Bonus targets are percentages of the executive’s base salary.

(3)
Equals the sum of base salary midpoint plus target bonus percentage plus LTIP fair value. For Position Levels A and B, Total Compensation Midpoint reflects a 50/50 blend of competitive 50th and 75th percentiles. For Position Level C, Total Compensation Midpoint reflects the competitive 75th percentile.

A specific analysis regarding each component of total executive compensation for 2010, including our philosophy on how certain elements of total direct compensation should compare to the PwC market analysis, is provided below. The primary components of the 2010 program were cash compensation, consisting of a mix of base salary and cash incentive plan compensation, and equity incentives, consisting of stock options with time-based vesting and restricted stock with performance-based vesting.
Base Salary. We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Typically in the second quarter of each year, the Committee reviews and approves a revised annual salary plan for our executive officers, taking into account several factors, including prior year salary, responsibilities, tenure, performance, salaries paid by comparable companies for comparable positions, the Company’s overall pay scale and the Company’s recent financial performance. As part of PwC’s January 2010 study discussed above, the Committee determined that base salary generally should be set at the 50th percentile of the benchmarks from the PwC market analysis, subject to adjustment to account for the individual factors referenced above. This market positioning was based on the Committee’s objective of providing competitive base salaries for recruiting and retention purposes.
The Committee also solicits the views and recommendations of our Chief Executive Officer and our Chairman when setting the base salaries of the other executive officers, given their respective insight into internal pay equity and positioning issues, as well as executive performance. At a Committee meeting typically held in the first or second quarter of each year, the Chief Executive Officer and our Chairman summarize their assessment of the performance during the previous year of each of the other executive officers. The Chief Executive Officer and our Chairman also provide their recommendations on any compensation adjustments. Following the presentation of our Chief Executive Officer and our Chairman and Committee discussion, the Committee approves any base salary adjustments for these executives, based on such factors as the competitive compensation analysis, the Chief Executive Officer’s and Chairman’s assessment of individual performance, the Company’s performance and the location in the salary range of the executive’s current salary, general market conditions and internal pay equity considerations.

The process is similar for determining any base salary adjustments for the Chief Executive Officer, except that the Chief Executive Officer does not provide the Committee with a recommendation. The Chief Executive Officer presents a self-assessment of his performance during the year to the Committee, which then approves any base salary adjustment based on the factors described above with respect to the other executives. To the extent it deems necessary and appropriate, the Committee meets in executive session to discuss adjustments to the base salaries of the Company’s executive officers, including the Chief Executive Officer. Such adjustments typically take effect on or about July 1 of each year. Due to a deterioration in the overall economy and other factors previously described herein, but not related to the performance of the Company or of each of the executive officers, the Committee did not make any adjustments to the base salary of the Company’s executive officers in 2009 or in 2010.
During 2010, the Committee approved or reaffirmed the base salaries for our Named Executive Officers in the following amounts:

		Prior Year Base	Percentage		2010 as % of Salary
Name	2010 Base Salary	Salary	Increase (Decrease)		Midpoint
John D. Ferguson	$540,000	$749,858	(28.0	%)(1)	— (2)
Damon T. Hininger	$600,000	$600,000	0.0%		75.0%
Todd J Mullenger	$290,000	$290,000	0.0%		78.4%
Richard P. Seiter	$310,655	$310,655	0.0%		84.0%
Anthony L. Grande	$270,000	$270,000	0.0%		87.1%
Brian D. Collins	$248,310	$248,310	0.0%		80.1%

(1)	The decrease in base salary for Mr. Ferguson reflects the reduction in his day-to-day responsibilities as Chief Executive Officer to Chairman, effective October 15, 2009.

(2)
The salary for Mr. Ferguson is representative of arms length negotiations which occurred between Mr. Ferguson and the Committee, and reflects the desire of the Board of Directors for Mr. Ferguson to remain actively engaged in the business of the Company and Mr. Ferguson’s willingness to do so.

Cash Incentive Plan Compensation. In addition to base salary, cash incentive plan compensation provides our executive officers with the potential for significantly enhanced cash compensation based on the extent to which financial performance targets set in advance by the Committee are met. The Committee established performance objectives that would reward senior management for significant growth in EPS. The Committee chose EPS as the measure because it believes there is a strong relationship between EPS growth and growth in stockholder value. The Company’s 2010 Cash Incentive Plan was structured to provide incremental increases in bonus (as a percentage of base salary) based on EPS as follows:

EPS(1)	% of Base Salary
$1.15	0.00%
$1.30	78.95%
$1.34	100.00%
$1.45	200.00%

(1)	Awards increase incrementally for EPS results between $1.15 and $1.45.

Although the Company historically has established the cash incentive plan based on compounded growth rates over three-year periods, in light of the particularly challenging environment the Company was facing in 2010, the Committee decided to set EPS targets for the 2010 Cash Incentive Plan based on the EPS guidance for 2010 set forth in the Company’s earnings news release for the year ended December 31, 2009, and on EPS growth rates over the $1.28 EPS achieved for 2009 adjusted for certain non-operating events outside the ordinary course. The EPS guidance for 2010 as set forth in the Company’s earnings news release ranged from $1.16 to $1.26. The target for bonuses remained at 75% of base salary, which would be met if the Company achieved 1.6% EPS growth over 2009. The maximum bonus was set at 200% of base salary, which would be met if the Company achieved 13.3% or more EPS growth over 2009. As a result, the target EPS level was consistent with the 75th percentile multi-year EPS growth rate for the peer group, which was, in the Committee’s view, a challenging performance target at the time it was set. At the time the Committee established the Company’s 2010 Cash Incentive Plan in February 2010, it determined to exclude from the EPS figure used for bonus calculation purposes (“bonus EPS”) the impact of charges incurred for financing transactions approved by the Board of Directors and goodwill and other asset impairment write-offs to the extent either affected the Company’s 2010 EPS, to ensure that bonus EPS reflected an accurate comparison with the baseline EPS and that incentive cash bonuses accurately reflected the extent to which the Company achieved the performance objectives set by the Committee. For 2010, the Company’s reported EPS for 2010 was adjusted to exclude goodwill impairment charges. Based on bonus EPS of $1.41 for 2010, which represented a 10.2% growth of EPS during fiscal 2010, the following cash incentive plan compensation was awarded to our Named Executive Officers in February 2011: Damon T. Hininger ($960,000); John D. Ferguson ($869,165); Todd J Mullenger ($464,000); Richard P. Seiter ($497,048); Anthony L. Grande ($432,000); and Brian D. Collins ($397,296). Such amounts represented 160% of each Named Executive Officer’s base salary earned during 2010. The Committee understands that in some situations using a single metric (EPS in this case) might have the potential to encourage management to take excessive risks. However, the Committee believes that these potential concerns are mitigated by the Company’s share ownership guidelines and multi-year equity vesting schedules, which strongly discourage misguided attempts to maximize short-term EPS while risking long-term stability.
Long-Term Stock-Based Incentive Compensation. As described above, one of our key compensation philosophies is that long-term stock-based incentive compensation strengthens and aligns the interests of our executive officers with our stockholders. Based on the PwC market analysis discussed above and the Company’s compensation philosophies, the Committee has determined that a compensation strategy utilizing a mix of stock options with time-based vesting and restricted stock and/or restricted stock units with performance-based vesting is in the best interest of stockholders. The Committee believes this strategy allows it to set optimal combinations of time- and performance-based vesting and annual and long-term performance goals. The Committee also believes this approach will reduce the dilutive impact of equity grants to management compared to equity grants consisting solely of stock options.
Equity incentive awards are generally granted to our executive officers on an annual basis. Award levels in 2010 for the Company’s Named Executive Officers were consistent with the market-based 2010 compensation structure prepared with the advice of PwC and approved by the Committee. The Committee believed these awards were consistent with the Company’s retention, pay-for-performance and stockholder alignment objectives. In making this decision, the Committee also considered existing equity holdings for each executive officer as well as gross proceeds from option exercises over the prior three-year period.

During 2010, non-qualified options for the purchase of the Company’s common stock and restricted shares of the Company’s common stock were granted to our Named Executive Officers, pursuant to the Company’s 2008 Plan, as follows:

			Number of
			Performance-
	Shares Subject to Time-Based		Based Vesting
Name	Vesting Option Grant	Exercise Price	RSUs
Damon T. Hininger	107,984	$20.65	39,952
Todd J Mullenger	51,989	$20.65	19,235
Richard P. Seiter	51,989	$20.65	19,235
Anthony L. Grande	51,989	$20.65	19,235
Brian D. Collins	42,985	$20.65	15,904
All grants were made on February 18, 2010.
The nonqualified options are subject to the terms of the 2008 Plan and the individual award agreements. The options vest in equal one third increments as of the first, second and third anniversary dates of the grant date, subject to acceleration as contemplated by the 2008 Plan. Each of the options has an exercise price equal to the fair market value of our common stock at the time of the grant, as determined by the closing price of our common stock on the NYSE on the grant date.
Restricted stock awards vest over time and are based upon achieving EPS performance objectives established by the Committee (achievable in increments or in the aggregate over a three-year period), with no vesting to occur below a base EPS performance level and incremental vesting from 50% to 100% of the award (target of 75% of the award) as established EPS targets are achieved. As with the EPS targets generally set for the annual incentive plan, the EPS levels for vesting of restricted stock awards were based on research conducted by PwC on multi-year EPS growth rates among the peer companies as well as general industry information. The Committee will also adjust EPS targets for restricted stock vesting purposes in the same manner as it does when calculating bonus EPS (discussed above).
Restricted stock awards vest over a three year period based on the extent to which the Company meets the annual and cumulative performance targets set by the Committee. Vesting may occur on an incremental or a cumulative basis, or a combination thereof. For example, for 2010 restricted stock awards:
•
Vesting will occur annually in one-third (1/3) increments if the Company achieves 8% compounded EPS growth for each of fiscal 2010 and 2011 and at least 6% compounded EPS growth over long term EPS growth targets previously established by the Committee for the full fiscal 2010-2012 vesting period.

•
If the Company does not achieve 8% compounded EPS growth in fiscal 2010 but does achieve 8% compounded EPS growth for fiscal 2010 and 2011, then two-thirds (2/3) will generally vest on the second anniversary of the grant date.

•
If compounded EPS is less than 8% as of the end of both fiscal 2010 and 2011, then generally on the third anniversary of the grant date: 50% of the shares will vest if compounded EPS growth for fiscal 2010-2012 is at least 2% but less than 4%, 75% will vest if compounded EPS growth for fiscal 2010-2012 is at least 4% but less than 6% and 100% will vest if compounded EPS growth for fiscal 2010-2012 is at least 6%.

The following chart sets forth the cumulative EPS vesting targets for the 2010 restricted stock awards, with the incremental targets stated in the footnotes to the chart:

	Compounded	% of Restricted Shares Vested
Three-Year Cumulative EPS(1) (2)	Growth	After 3 Years
Less than $3.09	< 2%	0	%(3)
$3.09	2%	50	%(3)
$3.40	4%	75%
Greater than or equal to $3.72	6%	100%

(1)	If EPS for fiscal 2010 was at least $1.17, then one-third (1/3) of the restricted shares would generally vest one year following the grant date.

(2)	If cumulative EPS for fiscal 2010 and 2011 is at least $2.43, then two-thirds (2/3) of the restricted shares (to the extent not already vested) will generally vest two years following the grant date.

(3)
Unless either or both of the targets for years one and two were met, in which case one-third (1/3) or two-thirds (2/3), as applicable, of the shares would already have vested as of the end of the vesting period.

Notwithstanding the foregoing, the shares of restricted stock will become fully vested upon the occurrence of death, Disability, or a Change in Control of the Company (each such condition as defined in the 2008 Plan). The restricted stock awards are further subject to the terms of the 2008 Plan and the individual award agreements.
The dollar values of the 2010 grants of restricted stock, based on the fair market value of the Company’s common stock on the date of the grant, are as follows: Damon T. Hininger ($825,009); Todd J Mullenger ($397,203); Richard P. Seiter ($397,203); Anthony L. Grande ($397,203); and Brian D. Collins ($328,418). Based on bonus EPS of $1.41 for 2010, representing EPS growth of 10.2%, the first one-third of the restricted shares awarded to Messrs. Hininger, Mullenger, Seiter, Grande and Collins in 2010 vested during the first quarter of 2011.
Retirement Plans. The Company matches a percentage of eligible employee contributions to our qualified 401(k) Plan. The matching contributions are made in cash and vest 20% after two years of service, 40% after three years of service, 80% after four years of service and 100% after five years of service. Of the Named Executive Officers, only Messrs. Seiter, Mullenger and Grande participated in the 401(k) Plan during 2010, with respect to whom the Company matched contributions in the amount of $12,250 for Mr. Seiter, $9,146 for Mr. Mullenger and $12,250 for Mr. Grande. Although neither Mr. Ferguson nor Mr. Hininger participated in the 401(k) Plan during 2010, each retains a balance in the plan based on contributions made in prior years.
The Company also has a nonqualified deferred compensation plan covering our executive officers and key employees. Under the terms of the deferred compensation plan, participants are allowed to defer up to 50% of their annual base salary and 100% of their incentive cash bonus each plan year. The Company, in its discretion, may make matching contributions to the plan. Currently, the Company makes matching contributions equal to 100% of amounts deferred up to 5% of total cash compensation. The matching contribution is credited on a monthly basis, but is reduced at the end of the plan year for any matching amounts contributed to the participant’s 401(k) account. Any compensation deferred and matching contributions, if any, earn a return determined based on the return received by the Company on certain investments designated as a funding mechanism for meeting its obligations under the plan. Participants are 100% vested in amounts deferred under the plan and earnings on those amounts, while the matching contributions vest in the same manner as under the 401(k) Plan. Participants generally may make an up front election to receive benefits accrued under the plan at any time after the end of the fifth year following the deferral or upon termination of employment, subject to certain restrictions (e.g., certain key employees, including the Named Executive Officers, are subject to a six month waiting period). Messrs. Ferguson, Hininger, Mullenger, Seiter, Grande, and Collins each participated in the Company’s executive nonqualified deferred compensation plan during 2010, with respect to whom the Company matched contributions in the amounts of $66,739, $49,945, $20,660, $19,679, $14,251, and $20,909, respectively.

Severance and Change in Control Benefits. We believe that reasonable severance and change in control benefits are necessary in order to recruit and retain effective senior managers. These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and are a product of a generally competitive recruiting environment within our industry. We also believe that a change in control arrangement will provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our stockholders. In addition, we have sought to maintain a high level of consistency in the contractual terms applicable to all members of the executive team. The executive employment agreements and the potential costs in the event of a change in control are reviewed periodically by the Compensation Committee and the Committee stays abreast of developments and suggested best practices in compensation structure and design. The Company is undertaking a comprehensive review of the provisions of the employment agreements (including protections provided in the event of a change in control) upon the expiration of each agreement. For a detailed discussion of potential severance and change in control benefits, see “Potential Payments Upon Termination or Change in Control,” beginning on page 60 of this Proxy Statement.
Perquisites and Other Benefits. The Company has previously paid relocation expenses, either in the form of reimbursement or a lump sum payment, to the Named Executive Officers who have relocated to Nashville, Tennessee in order to assume their positions with the Company, and has made tax gross up payments to such officers to cover income tax associated with the taxable portions (if any) of such payments. No such relocation and tax gross up payments were made to the Named Executive Officers during 2010. The Named Executive Officers are also eligible for benefits generally available to and on the same terms as the Company’s employees who are exempt for purposes of the Fair Labor Standards Act, including health insurance, disability insurance, dental insurance and life insurance. Pursuant to their employment agreements and in order to encourage community involvement, the Named Executive Officers are also eligible for reimbursement for certain civic and professional memberships that are approved in advance by the Company. The Company also pays for physicals for executive officers up to $2,000 per individual on an annual basis.
Stock Ownership Guidelines and Equity Grant Timing
Stock Ownership Guidelines. During the first quarter of 2007, the Board of Directors adopted stock ownership guidelines for the Company’s executive officers and directors, effective March 1, 2007 (the “Effective Date”). These guidelines are designed to align the economic interests of executive officers and directors with those of shareholders, and to discourage excessive risk-taking by management and directors.
The guidelines provide that the Company’s executive officers are expected to own a fixed number of shares of common stock of the Company equal to three times such executive officer’s base salary in effect as of the Effective Date divided by the Company’s closing common stock price, as reported on the NYSE, on the Effective Date. For any individual who became an executive officer after the Effective Date, base salary and closing common stock price are determined based on such executive officer’s date of hire or promotion, as applicable. Subject to a limited hardship exemption, executive officers are expected to meet these ownership guidelines by the later of (1) March 1, 2012 or (2) five years following their date of hire or promotion, as applicable.

The guidelines also provide that the Company’s non-executive directors are expected to own a fixed number of shares of common stock of the Company equal to four times such director’s annual retainer (excluding any retainer for chairing or serving as a member of a committee) in effect as of the Effective Date divided by the Company’s closing common stock price, as reported on the NYSE, on the Effective Date. For any individual who became an non-executive director after the Effective Date, annual retainer and closing common stock price are determined based on the date of such director’s initial election to the Board. Subject to a limited hardship exemption, non-executive directors are expected to meet these ownership guidelines by the later of (1) March 1, 2012 or (2) five years following their initial election to the Board.
The following may be used in determining share ownership:
•	shares of common stock owned outright by the executive officer or non-executive director and his or her immediate family members who share the same household, whether held individually or jointly;

•	shares of restricted stock or restricted stock units where the restrictions have lapsed;

•	shares acquired upon stock option exercise;

•	shares purchased in the open market; and
•	shares held in trusts (due to complexities of trust accounts, requests to include shares held in trust must be reviewed and approved by the Committee).
The guidelines were based, in part, on information provided by PwC that summarized the frequency of such programs at Fortune 500 companies and reported on the most common types of such programs. Based on such research, the Board of Directors determined that 3X and 4X were fair, yet challenging, multiples for share ownership and that five years was a reasonable time period during which executives and directors would be able to comply. The Committee believes that these ownership guidelines encourage executive officers and directors of the Company to act in the long-term interests of our shareholders, while discouraging excessive risk-taking.
Our guidelines and the compliance status of the Company’s Named Executive Officers as of March 1, 2011 are shown in the table below.

	Shares Needed to	Current Number of
Name	Comply with Guidelines	Shares Held		Compliance Date
Damon T. Hininger	74,135	30,316		October 15, 2014
Todd J Mullenger	32,271	30,415	(1)	March 16, 2012
Richard P. Seiter	33,695	45,638		March 1, 2012
Anthony L. Grande	30,348	29,172		August 21, 2013
John D. Ferguson	81,332	330,850	(2)	March 1, 2012
Brian D. Collins	33,035	4,039		September 4, 2014

(1)
Does not include 13,010 shares of phantom stock representing the right to acquire 13,010 shares of issuer common stock upon separation of employment pursuant to Mr. Mullenger’s election to defer receipt of such shares upon the vesting of performance-based restricted stock units granted in 2009.

(2)	Includes only those shares held directly by Mr. Ferguson, which includes shares held in the Ferguson Revocable Living Trust.

Grant Timing Policy. To ensure that our equity compensation awards are granted appropriately, we have the following practices regarding the timing of equity compensation grants and for stock option exercise price determinations:
•
Grants of stock options and restricted stock for executive officers are typically made on the date of the Company’s February Compensation Committee meeting, after the Committee has had the opportunity to review full year results for the prior year and consider the Company’s anticipated results for the current year.

•
Each stock option that was granted in fiscal 2010 had an exercise price equal to the fair market value of the Company’s common stock at the time of grant, as determined by the closing market price on the grant date.

•
The Committee occasionally approves additional equity incentive awards in certain special circumstances, such as upon an executive officer’s initial employment with the Company, the promotion of an executive officer to a new position or in recognition of special contributions made by an executive officer. For grants to executive officers, all such grants are approved by the Committee with an effective date of grant on or after the date of such approval. If the grant date is after the date of approval, it is on a date that is specified by the Committee at the time of approval.

•	The Company strives to ensure that equity grants are made following the public release of important information such as year-end results or anticipated results for the succeeding year.
Compensation Decisions for 2011
Grant of Restricted Stock Units. Although the Company had historically made annual grants of performance-based restricted stock to its executive officers, beginning in February 2009 the Committee decided to make grants of restricted stock units (“RSUs”) to its executive officers in lieu of restricted stock pursuant to the terms of the 2008 Plan. The primary reason for granting RSUs was to provide recipients with the option to elect to defer the receipt of shares upon vesting in accordance with the applicable award agreement and deferral election form, thus enabling the deferral of applicable tax consequences to the recipient beyond the applicable vesting dates. As discussed below, the RSUs granted to executive officers vest in generally the same manner that the Company’s restricted stock (including restricted stock units issued in 2010), has traditionally vested.
2011 Performance Criteria. The Committee adopted the following EPS targets for the 2011 Cash Incentive Plan:

EPS	% of Base Salary(1)
$1.24	0.00%
$1.40	75.00%
$1.43	101.79%
$1.49	155.36%
$1.54	200.00%

(1)	Awards increase incrementally for EPS results between $1.24 and $1.54.
The target for bonuses was set at 75% of base salary, which will be met if the Company achieves 8.0% EPS growth over the targets set forth for the 2010 Cash Incentive Plan. The maximum bonus was set at 200% of base salary, which will be met if the Company achieves 9.2% or more EPS growth over the EPS achieved in 2010. The EPS levels were based on prior research conducted by PwC on multi-year EPS growth rates among the peer companies as well as general industry information. As a result, the target EPS level was consistent with the 75th percentile multi-year EPS growth rate for the peer group.

Additionally, the Committee determined that the vesting of 2011 restricted stock unit awards for executive officers will be based on annual compounded EPS growth and three-year cumulative EPS targets. The following chart sets forth the cumulative vesting EPS targets for the 2011 restricted stock unit awards:

	Compounded	% of Restricted Share Units
Three-Year Cumulative EPS(1) (2)	Growth	Vested After 3 Years
Less than $3.15	< 2%	0	%(3)
$3.15	2%	50	%(3)
$3.54	4%	75%
Greater than or equal to $3.94	6%	100%

(1)	If EPS for fiscal 2011 is at least $1.26, then one-third (1/3) of the restricted share units will generally vest one year following the grant date.

(2)	If cumulative EPS for fiscal 2011 and 2012 is at least $2.62, then two-thirds (2/3) of the restricted share units will generally vest two years following the grant date.

(3)
Unless either or both of the targets for years one and two were met, in which case one-third (1/3) or two-thirds (2/3), as applicable, of the shares would already have vested as of the end of the vesting period.

As part of its establishment of EPS targets, the Committee also determined that it will adjust EPS for bonus and restricted stock unit vesting purposes to exclude certain limited non-operating events outside the ordinary course, such as goodwill and other impairment charges, and refinancing charges incurred by the Company.
2011 Equity Grants. During February 2011, the Committee made awards of stock options and performance-based restricted stock units to certain of its executive officers. The table below summarizes the 2011 equity incentive grants to certain of the Company’s executive officers, including the Named Executive Officers (except for Mr. Ferguson), which reflects the Committee’s determination that LTIP values for these individuals should generally be aligned with a 50/50 blend of competitive 50th and 75th percentiles for position levels within the benchmarks from the PwC market analysis (except for the General Counsel and Chief Human Resources Officer, to whom the Committee has aligned LTIP values with the 75th percentile).

	Shares Subject to		Number of
	Time-Based Vesting	Exercise	Performance-Based
Name	Option Grant	Price(1)	Vesting RSUs(2)
Damon T. Hininger	91,287	$24.42	36,149
Todd J Mullenger	43,950	$24.42	17,404
Richard P. Seiter	43,950	$24.42	17,404
Anthony L. Grande	43,950	$24.42	17,404
Brian D. Collins	36,194	$24.42	14,333

(1)	The exercise price per share is equal to the fair market value of the common stock on the date of the grant.

(2)
The restricted stock units are subject to vesting over a three-year period upon satisfaction of certain performance criteria for the fiscal years ending December 31, 2011, 2012 and 2013 as established by the Committee. No more than one-third of such shares may vest in the first performance period; however, the performance criteria are cumulative for the three-year period and are subject to accelerated vesting upon certain events (death, disability or certain “change in control” events). The executives may elect to defer receipt of all or a portion of the shares upon vesting pursuant to the terms set forth in their respective award agreement and deferral election forms.

Company Tax and Accounting Implications
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility on the Company’s tax return of compensation over $1.0 million to the Chief Executive Officer or any of the other four most highly compensated executive officers serving at the end of the fiscal year unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary, and has been approved by our stockholders. The Compensation Committee’s actions with respect to Section 162(m) in 2010 were to make reasonable efforts to ensure that compensation was deductible to the extent permitted while simultaneously providing appropriate rewards for performance. The Committee intends to structure performance based compensation awarded in the future to executive officers who may be subject to Section 162(m) in a manner that satisfies the relevant requirements. The Committee, however, reserves the authority to award non-deductible compensation as deemed appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.
Report of the Compensation Committee
The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Compensation Discussion and Analysis in our Proxy Statement on Schedule 14A for filing with the SEC.
Submitted by the Compensation Committee of the Board of Directors:
Joseph V. Russell, Chair
John D. Correnti
John R. Horne
John R. Prann, Jr.

Summary Compensation Table
The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2010 to (i) John D. Ferguson, our Chairman and our former principal executive officer, (ii) Damon T. Hininger, our current principal executive officer, (iii) Todd J Mullenger, our principal financial officer, and (iv) our other three most highly compensated executive officers who were serving in such capacities as of December 31, 2010 (collectively, the “Named Executive Officers”).

							Change in
						Non-Equity	Nonqualified
				Restricted	Option	Incentive Plan	Deferred
				Stock	Awards	Compensation	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus	Awards ($)(1)	($)(2)	($)(3)	Earnings ($)(4)	Comp.($)(5)	Total ($)
John D. Ferguson(6)
Chairman of the Board and	2010	$543,228	—	$0	$0	$869,165	$23,297	$68,864	$1,504,554
Former Chief Executive Officer	2009	$749,858	—	$0	$0	$791,551	$19,866	$88,362	$1,649,637
	2008	$737,179	—	$694,994	$695,003	$958,333	$24,925	$93,242	$3,203,676

Damon T. Hininger(7)
President and	2010	$600,000	—	$825,009	$824,998	$960,000	$4,074	$52,306	$3,266,387
Chief Executive Officer	2009	$377,885	—	$438,396	$477,798	$398,895	$2,483	$38,090	$1,733,547

Todd J Mullenger
Executive Vice President	2010	$290,000	—	$397,203	$397,196	$464,000	$14,101	$30,948	$1,593,448
and Chief Financial Officer	2009	$290,000	—	$209,396	$248,794	$306,124	$8,380	$33,841	$1,096,535
	2008	$280,000	—	$347,497	$347,497	$364,000	$4,858	$32,773	$1,376,625

Richard P. Seiter
Executive Vice President and	2010	$310,655		$397,203	$397,196	$497,048	$8,978	$33,153	$1,644,233
Chief Corrections Officer	2009	$310,655	—	$209,396	$248,794	$327,927	$5,170	$36,608	$1,138,550
	2008	$305,402	—	$347,497	$347,497	$397,023	$5,307	$38,651	$1,441,377

Anthony L. Grande(8)
Executive Vice President	2010	$270,000	—	$397,203	$397,196	$432,000	$3,409	$27,563	$1,527,371
and Chief Development Officer	2009	$270,000	—	$209,396	$248,794	$285,013	$2,783	$30,669	$1,046,655

Brian D. Collins
Executive Vice President	2010	$248,310	—	$328,418	$328,405	$397,296	$1,519	$21,889	$1,325,837
and Chief Human
Resources Officer

(1)
The amounts shown in this column represent the aggregate grant-date fair value of restricted stock/unit awards for the given year. Restricted stock and unit awards during each year vest over time and are based upon achieving EPS performance objectives that were established by the Compensation Committee each year. The values presented reflect the probability that the performance criteria for all restricted stock awards will be met resulting in 100% vesting of each award. All grants of restricted stock were made under the Company’s 2008 Stock Incentive Plan, Amended and Restated 2000 Stock Incentive Plan, as amended, or Amended and Restated 1997 Employee Share Incentive Plan and are subject to individual award agreements, the forms of which were previously filed with the SEC. During 2008, 2009 and 2010, there were no forfeitures of restricted stock awards for the Named Executive Officers. However, Mr. Ferguson was not considered for equity awards in 2009 or 2010 so that the Company would continue to have sufficient share awards under the 2008 Plan for awards to other employees.

(2)
The amounts shown in this column represent the aggregate grant date fair value of option awards for the given year, calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 25, 2011. All grants of options to purchase the Company’s common stock were made under the Company’s 2008 Stock Incentive Plan, Amended and Restated 2000 Stock Incentive Plan, as amended, or Amended and Restated 1997 Employee Share Incentive Plan and are subject to individual award agreements, the forms of which were previously filed with the SEC. During 2008, 2009 and 2010, there were no forfeitures of option awards related to service-based vesting conditions for the Named Executive Officers. However, in order to make additional shares available under the Company’s Amended and Restated 2000 Stock Incentive Plan and its 2008 Stock Incentive Plan for future equity grants to company employees, on August 12, 2010, CCA entered into a Stock Option Cancellation Agreement with Mr. Ferguson pursuant to which Mr. Ferguson surrendered and cancelled his 2008 option award. Further, Mr. Ferguson asked that he not be considered for equity awards in 2009 so that the Company would continue to have sufficient share awards under the 2008 Plan for awards to other employees.

(3)
The amounts shown in this column reflect cash incentive plan compensation earned pursuant to the Company’s 2008, 2009 and 2010 Cash Incentive Plans. The 2010 Cash Incentive Plan is discussed in further detail on page 44 under the heading “Cash Incentive Plan Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)
The amounts shown in this column represent above-market earnings on amounts that the Named Executive Officers chose to defer pursuant to the Company’s Executive Deferred Compensation Plan, which is more fully described under the heading “Nonqualified Deferred Compensation.”

(5)	The amounts shown in this column for 2010 reflect the following:
•
Matching contributions allocated by the Company to (i) Mr. Ferguson ($66,739); Mr. Hininger ($49,945); Mr. Mullenger ($20,660); Mr. Seiter ($19,679); Mr. Grande ($14,251); and Mr. Collins ($20,909) pursuant to the Company’s Executive Deferred Compensation Plan, and (ii) Mr. Mullenger ($9,146), Mr. Seiter ($12,250) and Mr. Grande ($12,250) pursuant to the Company’s 401(k) Savings Plan.

•	Payment by the Company of life insurance premiums on behalf of each of the Named Executive Officers.

(6)
Effective October 15, 2009, Mr. Ferguson stepped down as Chief Executive Officer of the Company and his employment agreement (a description of which is in the “Employment Agreements” section of this Proxy Statement) was terminated. Mr. Ferguson, however, agreed to remain employed by the Company as an “at-will” employee and remains Chairman of the Board.

(7)
Effective October 15, 2009, Mr. Hininger was appointed to serve as Chief Executive Officer of the Company. Prior to such time, Mr. Hininger served as President and Chief Operating Officer but was not a Named Executive Officer.

(8)	Mr. Grande was appointed to serve as Executive Vice President and Chief Development Officer of the Company on August 21, 2008 but was not previously a Named Executive Officer.

Grants of Plan-Based Awards in 2010
The following table sets forth the grants of plan-based awards that were made to the Named Executive Officers during the fiscal year ended December 31, 2010.

								All Other
								Stock	All Other
								Awards:	Option	Exercise
		Estimated Possible Payouts Under						Number	Awards:	or Base	Grant Date
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of Shares	Number of	Price of	Fair Value
		Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Securities	Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	Options (#) (3)	($/sh)(4)	Awards ($)

John D. Ferguson (5)		$28,574	$407,421	$1,086,456

Damon T. Hininger	2/18/2010				19,976	29,964	39,952				$825,009
	2/18/2010								107,984	$20.65	$824,998
		$31,560	$450,000	$1,200,000

Todd J Mullenger	2/18/2010				9,618	14,426	19,235				$397,203
	2/18/2010								51,989	$20.65	$397,196
		$15,254	$217,500	$580,000

Richard P. Seiter	2/18/2010				9,618	14,426	19,235				$397,203
	2/18/2010								51,989	$20.65	$397,196
		$16,340	$232,991	$621,310

Anthony L. Grande	2/18/2010				9,618	14,426	19,235				$397,203
	2/18/2010								51,989	$20.65	$397,196
		$14,202	$202,500	$540,000

Brian D. Collins	2/18/2010				7,952	11,928	15,904				$328,418
	2/18/2010								42,985	$20.65	$328,405
		$13,061	$186,233	$496,620

(1)
The amounts shown in these columns reflect the threshold (5.26% of base salary), target (75% of base salary) and maximum (200% of base salary) amounts that each of the Named Executive Officers could have earned for the fiscal year ended December 31, 2010 pursuant to the Company’s 2010 Cash Incentive Plan, which is discussed in further detail on page 44 under the heading “Cash Incentive Plan Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement. The amounts actually awarded to each of the Named Executive Officers are reflected in the Summary Compensation Table.

(2)
The amounts shown in these columns reflect an incremental vesting from 50% to 100% of the award (target of 75% of the award) for restricted stock awards made to each of the Named Executive Officers during the fiscal year ended December 31, 2010 pursuant to the Company’s 2008 Stock Incentive Plan, which is discussed in further detail beginning on page 45 under the heading “Long-Term Stock-Based Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
The amounts in this column represent option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 2010 pursuant to the Company’s 2008 Stock Incentive Plan. Each of the options vest one-third each year, beginning on the first anniversary of the grant date.

(4)	Each of the options has an exercise price equal to the fair market value of our common stock at the time of grant, as determined by the closing market price on the grant date.

(5)
Effective October 15, 2009, Mr. Ferguson stepped down as Chief Executive Officer of the Company and his employment agreement (a description of which is in the “Employment Agreements” section of this Proxy Statement) was terminated. Mr. Ferguson, however, agreed to remain employed by the Company as an “at-will” employee and remains Chairman of the Board.

Employment Agreements
Damon T. Hininger, Todd J Mullenger, Anthony L. Grande, Richard P. Seiter, and Brian D. Collins. The Company had employment agreements with Damon T. Hininger, Todd J Mullenger, Anthony L. Grande, Richard P. Seiter, and Brian D. Collins that expired on December 31, 2010 and, except for Messrs. Mullenger and Seiter, were subject to one automatic one-year renewal unless the Company or the executive provided notice of non-renewal at least 60 days in advance of the expiration of the term. Each of these agreements provides for an annual salary, as well as customary benefits, including life and health insurance, and reimbursement for certain civic and professional memberships that are approved in advance by the Company. Compensation payable under the employment agreements is subject to annual review by the Board of Directors, or a committee or subcommittee thereof to which compensation matters have been delegated, and may be increased based on the executive’s personal performance and the performance of the Company. The Company expects to enter into a new employment agreement with Mr. Mullenger in the near future.
Pursuant to each of these employment agreements, if we terminate the executive “without cause,” we are generally required to pay the executive a cash severance equal to their current base salary. Additionally, in the event of termination of employment by the Company (other than for “cause”) or resignation for “good reason” in connection with a “change in control,” the executives are entitled to receive an amount equal to 2.99 times their base salary as well as certain other benefits. These potential severance and change in control benefits are discussed in detail below under the heading “Potential Payments Upon Termination or Change in Control.”
John D. Ferguson. The Company had an employment agreement with John D. Ferguson, which, prior to stepping down as Chief Executive Officer of the Company provided for an annual salary, as well as customary benefits, including life and health insurance. Effective as of October 15, 2009, Mr. Ferguson’s employment agreement was terminated and the Company and Mr. Ferguson entered into a letter agreement to establish and clarify that Mr. Ferguson would continue as an “at will” employee of the Company and remain the Chairman of the Board of Directors of the Company subject to election by CCA’s stockholders. The letter agreement also clarified that while Mr. Ferguson continues to be employed by or serve as a director of the Company, restrictions on his employment regarding noncompetition, non-solicitation and confidentiality and non-disclosure remain in full force and effect. Mr. Ferguson will continue to serve as an “at will” employee of the Company. Mr. Ferguson will receive a reduced salary and customary benefits, including life and health insurance, during his employment with the Company. Mr. Ferguson will continue to participate in the Company’s Cash Incentive Plan. Upon termination of employment, Mr. Ferguson is entitled to receive the contractual severance payment, which the Company accrued during August 2009 upon receipt of Mr. Ferguson’s notification to step down as Chief Executive Officer, pursuant to the terms of his previous employment agreement. While the provisions of his previous employment agreement governing post-agreement obligations will remain effective upon termination of employment, Mr. Ferguson is no longer entitled to receive other benefits as a result of termination “without cause” or a change in control, although the vesting of unvested stock options or restricted stock units may still be accelerated upon the occurrence of a change in control.

Outstanding Equity Awards at 2010 Fiscal Year-End
The following table sets forth information concerning (1) unexercised options, (2) stock and units that have not vested and (3) equity incentive plan awards for each of the Named Executive Officers that remained outstanding as of December 31, 2010.

	Option Awards					Stock Awards
			Equity						Equity Incentive
			Incentive					Equity Incentive	Plan Awards:
			Plan Awards:				Market	Plan Awards:	Market or
	Number of	Number of	Number of			Number of	Value of	Number of	Payout Value of
	Securities	Securities	Securities			Shares or	Shares or	Unearned	Unearned
	Underlying	Underlying	Underlying			Units of	Units of	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Other Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	That Have Not	That Have Not
Name	Exercisable	Unexercisable (1)	Options (#)	Price ($)	Date	Vested (#)	Vested (#)	Vested (#)(2)	Vested ($)

John D. Ferguson(3)								8,674	$217,370

Damon T. Hininger	5,625			$13.06	2/16/2015			64,708	$1,621,582
	14,978			$14.27	2/15/2016
	8,556	2,852		$26.53	2/16/2017
	21,617	10,808		$26.71	2/20/2018
	7,956	3,978		$28.21	8/14/2018
	22,536	45,071		$10.73	2/18/2019
	10,018	20,035		$20.43	8/13/2019
		107,984		$20.65	2/18/2020

Todd J Mullenger	7,836			$5.58	2/12/2013			36,582	$916,745
	24,600			$9.99	2/17/2014
	16,876			$13.06	2/16/2015
	19,304			$14.27	2/15/2016
	8,556	2,852		$26.53	2/16/2017
	26,344			$25.20	3/16/2017
	30,047	15,024		$26.71	2/20/2018
	22,536	45,071		$10.73	2/18/2019
		51,989		$20.65	2/18/2020

Richard P. Seiter	37,752			$26.53	2/16/2017			36,582	$916,745
	30,047	15,024		$26.71	2/20/2018
		45,071		$10.73	2/18/2019
		51,989		$20.65	2/18/2020

Anthony L. Grande	14,478			$14.27	2/15/2016			35,365	$886,247
	8,556	2,852		$26.53	2/16/2017
	21,617	10,808		$26.71	2/20/2018
	10,536	45,071		$10.73	2/18/2019
		51,989		$20.65	2/18/2020

Brian D. Collins	13,020			$17.65	7/3/2016			21,146	$529,919
	8,556	2,852		$26.53	2/16/2017
	6,810	6,809		$26.71	2/20/2018
	5,107	15,322		$10.73	2/18/2019
		42,985		$20.65	2/18/2020

(1)
All options vest in equal one-third increments over the first three years of the 10-year option term, except for the options awarded to Mr. Mullenger prior to his appointment as Chief Financial Officer, effective March 16, 2007, for the options awarded to Messrs. Hininger and Grande prior to their promotions to Senior Vice President, effective September 1, 2007, and for the options awarded to Mr. Collins prior to his promotion to Chief Human Resources Officer effective September 14, 2009, for which their options vest in equal one-fourth increments over the first four years of the 10-year option term.

(2)
Restricted stock and restricted stock unit awards vest over time and are based upon achieving EPS performance objectives established by the Compensation Committee (achievable in increments or in the aggregate over a three year period), with no vesting to occur below a base EPS performance level and incremental vesting from 50% to 100% of the award (target of 75% of the award) as established EPS targets are achieved. For further discussion of the vesting of restricted stock awards, see “Long-Term Stock-Based Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Effective October 15, 2009, Mr. Ferguson stepped down as Chief Executive Officer of the Company and his employment agreement (a description of which is in the “Employment Agreements” section of this Proxy Statement) was terminated. Mr. Ferguson, however, agreed to remain employed by the Company as an “at-will” employee and remains Chairman of the Board.

Option Exercises and Stock Vested in 2010
The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2010 for each of the Named Executive Officers.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on		Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)		on Vesting ($)
John D. Ferguson(1)	1,082	$15,862	17,407		$362,936
Damon T. Hininger	—	—	15,832		$330,097
Todd J Mullenger	—	—	15,210	(2)	$317,129
Richard P. Seiter	46,336	$427,514	15,210		$317,129
Anthony L. Grande	31,550	$352,163	10,944		$228,182
Brian D. Collins	—	—	4,595		$95,806

(1)
Effective October 15, 2009, Mr. Ferguson stepped down as Chief Executive Officer of the Company and his employment agreement (a description of which is in the “Employment Agreements” section of this Proxy Statement) was terminated. Mr. Ferguson, however, agreed to remain employed by the Company as an “at-will” employee.

(2)	Pursuant to his Restricted Stock Unit election at the time of award, Mr. Mullenger elected to defer receipt of 6,505 of the vested shares until his separation of service.

Nonqualified Deferred Compensation in 2010
The following table sets forth information concerning contributions made by the Named Executive Officers and the Company pursuant to the Company’s Executive Deferred Compensation Plan as well as aggregate individual account balances as of December 31, 2010.

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/
	Contributions	Contributions	Earnings	Distributions	Aggregate Balance
Name	In 2010 ($)(1)	in 2010 ($)(2)	In 2010 ($)(3)	In 2010 ($)	at 12/31/2010 ($)(4)
John D. Ferguson	$133,478	$66,739	$126,795	—	$2,252,585
Damon T. Hininger	$75,890	$49,945	$22,173	—	$428,769
Todd J Mullenger	$442,780	$20,660	$76,744	—	$1,455,254
Richard P. Seiter	$321,018	$19,679	$48,864	—	$943,775
Anthony L. Grande	$14,251	$14,251	$18,555	—	$324,978
Brian D. Collins	$24,831	$20,909	$8,267	—	$171,030

(1)
Of the amounts shown in this column, the following amounts are included in the “Salary” column of the Summary Compensation Table for 2010: Mr. Ferguson ($54,323); Mr. Hininger ($36,000); Mr. Mullenger ($145,000); Mr. Seiter ($124,262); and Mr. Collins ($24,831).

(2)
Of the amounts shown in this column, the following amounts are also reported in the “All Other Compensation” column of the Summary Compensation Table for 2010: Mr. Ferguson ($66,739); Mr. Hininger ($49,945); Mr. Mullenger ($20,660); Mr. Seiter ($19,679); Mr. Grande ($14,251); and Mr. Collins ($20,909).

(3)
Of the amounts shown in this column, the following amounts are reported in the “Change in Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2010: Mr. Ferguson ($23,297); Mr. Hininger ($4,074); Mr. Mullenger ($14,101); Mr. Seiter ($8,978); Mr. Grande ($3,409); and Mr. Collins ($1,519).

(4)
Of the amounts shown in this column, the following amounts were reported as compensation to the Named Executive Officer in the Company’s Summary Compensation Table for 2010, 2009 and 2008: Mr. Ferguson ($144,359 for 2010, $259,417 for 2009 and $284,754 for 2008); Mr. Hininger ($90,019 for 2010 and $116,701 for 2009); Mr. Mullenger ($179,761 for 2010, $472,260 for 2009 and $435,806 for 2008); Mr. Seiter ($152,919 for 2010, $349,321 for 2009 and $101,450 for 2008); Mr. Grande ($17,660 for 2010 and $60,140 for 2009); and Mr. Collins ($47,259 for 2010).

During 2002, the Compensation Committee of the Board of Directors approved the Company’s adoption of a non-qualified deferred compensation plan for certain senior executives, including the Named Executive Officers (the “Executive Deferred Compensation Plan”). The Executive Deferred Compensation Plan is an unfunded plan maintained for the purpose of providing participating executives with the opportunity to defer a portion of their compensation. Pursuant to the Executive Deferred Compensation Plan, participating executives may elect to contribute on a pre-tax basis up to 50% of their base salary and up to 100% of their cash bonus. The Company matches 100% of contributions up to 5% of total cash compensation. The matching contribution is credited on a monthly basis, but is reduced at the end of the plan year for any matching amounts contributed to the participant’s 401(k) account. The Company also contributes a fixed rate of return on balances in the Executive Deferred Compensation Plan, determined at the beginning of each plan year. Participants are 100% vested in amounts deferred under the plan and earnings on those amounts, while the matching contributions vest in the same manner as under the 401(k) Plan. Distributions to senior executives are generally payable no earlier than five years subsequent to the date an executive becomes a participant in the Plan, or upon termination of employment, at the election of the participant, but not later than the 15th day of the month following the month the individual attains age 65.

During 2010, the Company provided a fixed return of 6.2% to participants in the Executive Deferred Compensation Plan. The Company has purchased life insurance policies on the lives of certain participating executives, including each of the Named Executive Officers, which are intended to fund distributions from the Executive Deferred Compensation Plan. The Company is the sole beneficiary of such policies. At the inception of the Executive Deferred Compensation Plan, the Company established an irrevocable Rabbi Trust to secure the plan’s obligations. However, assets in the Executive Deferred Compensation Plan are subject to creditor claims in the event of bankruptcy.
Potential Payments Upon Termination or Change in Control
The discussion and tables below reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such time, and are estimates of the awards and amounts that would be paid out to the executives upon their termination. The actual awards and amounts to be paid out can only be determined at the time of such executive’s separation from the Company.
Payments Made Upon Voluntary or For Cause Termination. In the event that a Named Executive Officer voluntarily terminates his employment with the Company or is terminated for “cause,” he would be entitled to receive any earned but unpaid base salary as well as amounts contributed and earned pursuant to the terms of the Executive Deferred Compensation Plan. As is generally the case with other salaried employees, the Named Executive Officer may also choose to elect COBRA continuation health care coverage. However, the Named Executive Officer is solely responsible for the payment of any associated premiums.
Payments Made Upon Retirement. In the event of retirement (generally after attaining age 62), a Named Executive Officer would generally be entitled to receive those benefits described above. In addition, their vested options would become non-forfeitable for the remaining stated term of the option agreement (as opposed to a voluntary or for cause termination in which case the Named Executive Officer will generally only have three months following termination to exercise their vested options). As is the case with voluntary or for cause terminations, unvested options and unvested shares of restricted stock are generally forfeited upon termination.
Payments Made Upon Death or Disability. In the event of the death or disability of the Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Voluntary or For Cause Termination” above, the Named Executive Officer (or the Named Executive Officer’s estate or a person who acquired rights by bequest or inheritance or otherwise by reason of the death or disability of the Named Executive Officer) will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan (the same plans in which the Company’s other salaried employees, in general, are permitted to participate), as applicable.
In the event of the death or disability of a Named Executive Officer (1) all of such Named Executive Officer’s restricted stock will become immediately vested and non-forfeitable and (2) all of such Named Executive Officer’s unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full and the Named Executive Officer (or his estate or other persons who have acquired their rights to exercise by bequest or inheritance or otherwise by reason of death or disability) will be able to exercise his options until the expiration of their stated term, as set forth in the applicable award agreements.

Payments Made Upon a Termination Without Cause. In addition to the benefits listed under the heading “Payments Made Upon Voluntary or For Cause Termination,” each of the effective employment agreements with our Named Executive Officers (excluding Mr. Ferguson) generally provides for severance payments (including accrued obligations under our benefit plans) where the executive is terminated without “cause.” The definition of “cause” includes, among other things, the conviction of certain felonies or criminal acts, willful and material wrongdoing (including dishonesty or fraud) and breaches of material obligations of the executive, including obligations pursuant to non-competition and confidentiality provisions set forth in each of the employment agreements.
In accordance with the effective employment agreements with our NEOs, if we terminate the employment of the executive “without cause” we generally are required to pay a cash severance amount equal to the executive’s annual base salary then in effect, payable in installments in accordance with the terms of the agreements.
As previously discussed, in connection with stepping down from his executive officer position, Mr. Ferguson terminated his employment agreement with the Company. Accordingly, the termination provision in his employment agreement was relinquished in connection with his continued employment as an “at will” employee of the Company. Also, the employment agreements with Mr. Mullenger and Mr. Seiter expired on December 31, 2010. The Company expects to enter into a new employment agreement with Mr. Mullenger in the near future.
Payments Made in Connection with a Change in Control. Apart from the right to receive severance payments under the circumstances discussed above, each of our Named Executive Officer’s employment agreements also provides the Named Executive Officer with the right to receive certain payments and enhanced benefits in the event the executive’s employment with the Company is terminated by the Company (other than for “cause”) or by the executive for “good reason” (which requires a material reduction in the executive’s duties, powers, compensation or authority) in connection with a “change in control” of the Company. Pursuant to each of our effective employment agreements with our NEOs, in the event of a termination by the Company (other than for “cause”) or, subject to certain procedural requirements, by the executive for “good reason” upon or within two years of a change in control, the executive will be entitled to receive a lump sum cash payment equal to 2.99 times his base salary then in effect, as well as certain tax reimbursement payments, and the executive will continue to be covered under existing life, medical, disability and health insurance plans for a period of one year. In addition, each of our Named Executive Officers subject to effective employment agreements will receive additional tax gross up payments in order to compensate for any tax liability imposed on change in control payments to the extent these payments constitute “parachute payments” under Section 280G of the Internal Revenue Code. All severance payments are made up front at the time of termination in a lump sum payment in order to make a clean separation from, and avoid continued entanglement with, the executive.
Our effective employment agreements with our NEOs generally provide that “change in control” means the occurrence of any of the following events:
•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

•	a complete liquidation or dissolution of the Company;
•	the sale or other disposition of all or substantially all of the assets of the Company to any person or entity (other than a transfer to a subsidiary); or
•
during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the directors of the Company then still in office who were (i) directors of the Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of any person or entity other than the Board of Directors, or (b) designated by a person or entity who has entered into an agreement with the Company to effect a transaction described above.

In addition, under our Amended and Restated 2000 Stock Incentive Plan and 2008 Stock Incentive Plan, the vesting of all or a portion of an option, stock appreciation right or restricted stock award will be accelerated upon a “change in control,” as defined in the plans. Our 1995 Stock Incentive Plan and our Amended and Restated 1997 Employee Share Incentive Plan (pursuant to each of which certain options remain outstanding, but no further options are being granted) each provide that upon a “change in control” or “potential change in control,” as defined in the plans, the value of all outstanding share options granted under the plans, to the extent vested, will be cashed out on the basis of a “change in control price,” which is generally based on the highest price paid per share of common stock on the NYSE at any time during a 60-day period prior to the occurrence of the “change in control” event.

John D. Ferguson
The following table shows the potential payments upon termination or a change in control of the Company for John D. Ferguson, the Company’s Chairman of the Board and former Chief Executive Officer. Effective October 15, 2009, Mr. Ferguson stepped down as Chief Executive Officer of the Company and entered into a letter agreement pursuant to which Mr. Ferguson agreed to remain employed by the Company as an “at will” employee. In connection with his resignation, Mr. Ferguson’s employment agreement has been terminated and he is no longer entitled to receive severance or certain other benefits as a result of a termination with “cause” or a change in control. Upon the eventual termination of his employment, Mr. Ferguson is entitled to receive a contractual severance payment that was required pursuant to the terms of his employment agreement, which the Company accrued during August 2009 upon receipt of Mr. Ferguson’s notification to step down as Chief Executive Officer.

Involuntary
Termination
			Without Cause		Termination
			or Termination		upon a
	Voluntary		for Good	For Cause	Change in
	Termination	Retirement	Reason	Termination	Control	Disability	Death
Executive Benefits and	on	on	on	on	on	on	on
Payments Upon Separation	12/31/2010	12/31/2010	12/31/2010	12/31/2010	12/31/2010	12/31/2010	12/31/2010
Non-equity Incentive Compensation	—	—	—	—	—	—	—
Executive Deferred Compensation Plan	—	—	—	—	—	—	—
Accelerated Vesting of Options (1)	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock (1)	—	—	—	—	$217,370	$217,370	$217,370
Cash Severance (2)	$1,499,716	$1,499,716	$1,499,716	$1,499,716	—	$1,499,716	$1,499,716	(3)
Continuation of Insurance Benefits(4)	—	—	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—
Total:	$1,499,716	$1,499,716	$1,499,716	$1,499,716	$217,370	$1,717,086	$1,717,086

(1)
Accelerated vesting of stock options and restricted stock is triggered upon a change in control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2010 ($25.06 per share as reported on the NYSE) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2010 is also used to calculate accelerated vesting of restricted stock amounts.

(2)
Amount equal to two times base salary in effect at the time Mr. Ferguson provided notification to the Company that he was stepping down as chief executive officer, pursuant to the terms of his previous employment agreement, to be paid out on a monthly basis for a period of two years from the termination date.

(3)	Amount equal to current base salary, to be paid out over a one-year period to the executive or the executive’s estate, as applicable.

(4)	Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2010 and the premiums in effect on such date.

Damon T. Hininger
The following table shows the potential payments upon termination or a change in control of the Company for Damon T. Hininger, the Company’s Chief Executive Officer.

			Involuntary
			Termination
			Without Cause
			or Termination			Termination
	Voluntary		for Good		For Cause	upon a Change
	Termination	Retirement	Reason		Termination	in Control		Disability	Death
Executive Benefits and	on	on	on		on	on		on	on
Payments Upon Separation	12/31/2010	12/31/2010	12/31/2010		12/31/2010	12/31/2010		12/31/2010	12/31/2010
Non-equity Incentive Compensation	—	—	—		—	—		—	—
Executive Deferred Compensation Plan	—	—	—		—	—		—	—
Accelerated Vesting of Options (1)	—	—	—		—	$1,214,839		$1,214,839	$1,214,839
Accelerated Vesting of Restricted Stock (1)	—	—	—		—	$1,621,582		$1,621,582	$1,621,582
Cash Severance	—	—	$600,000	(2)	—	$1,794,000	(3)	—	—
Continuation of Insurance Benefits(4)	—	—	—		—	$15,125		—	—
Excise Tax & Gross-Up	—	—	—		—	$1,298,491		—	—
Total:	—	—	$600,000		—	$5,944,037		$2,836,421	$2,836,421

(1)
Accelerated vesting of stock options and restricted stock is triggered upon a change in control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2010 ($25.06 per share as reported on the NYSE) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2010 is also used to calculate accelerated vesting of restricted stock amounts.

(2)
Amount equal to one times current base salary, which, from December 31, 2010 through March 13, 2011, would have been paid out on the same terms and with the same frequency as the executive’s base salary was paid prior to December 31, 2010, and on March 14, 2011, the remainder of the severance amount would have been paid out in a lump sum.

(3)	Amount equal to 2.99 times current base salary, to be paid out in a lump sum within 60 days of the termination date.

(4)	Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2010 and the premiums in effect on such date.

Todd J Mullenger
The following table shows the potential payments upon termination or a change in control of the Company for Todd J Mullenger, the Company’s Executive Vice President and Chief Financial Officer.

			Involuntary			Termination
	Voluntary		Termination		For Cause	upon a Change
	Termination	Retirement	Without Cause		Termination	in Control		Disability	Death
Executive Benefits and	on	on	on		on	on		on	on
Payments Upon Separation(1)	12/31/2010	12/31/2010	12/31/2010		12/31/2010	12/31/2010		12/31/2010	12/31/2010
Non-equity Incentive Compensation	—	—	—		—	—		—	—
Executive Deferred Compensation Plan	—	—	—		—	—		—	—
Accelerated Vesting of Options (2)	—	—	—		—	$875,139		$875,139	$875,139
Accelerated Vesting of Restricted Stock (2)	—	—	—		—	$916,745		$916,745	$916,745
Cash Severance	—	—	$290,000	(3)	—	$867,100	(4)	—	—
Continuation of Insurance Benefits (5)	—	—	—		—	$13,838		—	—
Excise Tax & Gross-Up	—	—	—		—	$611,466		—	—
Total:	—	—	$290,000		—	$3,284,288		$1,791,884	$1,791,884

(1)
The potential payments noted in the above table are in accordance with Mr. Mullenger’s then-current employment agreement. Mr. Mullenger’s employment agreement with the Company expired on December 31, 2010. The Company expects to enter into a new employment agreement with Mr. Mullenger in the near future.

(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change in control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2010 ($25.06 per share as reported on the NYSE) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2010 is also used to calculate accelerated vesting of restricted stock amounts.

(3)
Amount equal to one times current base salary, which, from December 31, 2010 through March 13, 2011, would have been paid out on the same terms and with the same frequency as the executive’s base salary was paid prior to December 31, 2010, and on March 14, 2011, the remainder of the severance amount would have been paid out in a lump sum.

(4)	Amount equal to 2.99 times current base salary, to be paid out in a lump sum within 60 days of the termination date.

(5)	Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2010 and the premiums in effect on such date.

Richard P. Seiter
The following table shows the potential payments upon termination or a change in control of the Company for Richard P. Seiter, the Company’s Executive Vice President and Chief Corrections Officer.

			Involuntary			Termination
	Voluntary		Termination		For Cause	upon a Change
	Termination	Retirement	Without Cause		Termination	in Control		Disability	Death
Executive Benefits and	on	on	on		on	on		on	on
Payments Upon Separation(1)	12/31/2010	12/31/2010	12/31/2010		12/31/2010	12/31/2010		12/31/2010	12/31/2010
Non-equity Incentive Compensation	—	—	—		—	—		—	—
Executive Deferred Compensation Plan	—	—	—		—	—		—	—
Accelerated Vesting of Options (2)	—	—	—		—	$875,139		$875,139	$875,139
Accelerated Vesting of Restricted Stock (2)	—	—	—		—	$916,745		$916,745	$916,745
Cash Severance	—	—	$310,655	(3)	—	$928,858	(4)	—	—
Continuation of Insurance Benefits (5)	—	—	—		—	$2,605		—	—
Excise Tax & Gross-Up	—	—	—		—	—		—	—
Total:	—	—	$310,655		—	$2,723,347		$1,791,884	$1,791,884

(1)	The potential payments noted in the above table are in accordance with Mr. Seiter’s then-current employment agreement. Mr. Seiter’s employment agreement with the Company expired on December 31, 2010.

(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change in control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2010 ($25.06 per share as reported on the NYSE) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2010 is also used to calculate accelerated vesting of restricted stock amounts.

(3)
Amount equal to one times current base salary, which, from December 31, 2010 through March 13, 2011, would have been paid out on the same terms and with the same frequency as the executive’s base salary was paid prior to December 31, 2010, and on March 14, 2011, the remainder of the severance amount would have been paid out in a lump sum.

(4)	Amount equal to 2.99 times current base salary, to be paid out in a lump sum within 60 days of the termination date.

(5)	Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2010 and the premiums in effect on such date.

Anthony L. Grande
The following table shows the potential payments upon termination or a change in control of the Company for Anthony L. Grande, the Company’s Executive Vice President and Chief Development Officer.

						Termination
			Involuntary			upon a
	Voluntary		Termination		For Cause	Change in
	Termination	Retirement	Without Cause		Termination	Control		Disability	Death
Executive Benefits and	on	on	on		on	on		on	on
Payments Upon Separation	12/31/2010	12/31/2010	12/31/2010		12/31/2010	12/31/2010		12/31/2010	12/31/2010
Non-equity Incentive Compensation	—	—	—		—	—		—	—
Executive Deferred Compensation Plan	—	—	—		—	—		—	—
Accelerated Vesting of Options (1)	—	—	—		—	$875,139		$875,139	$875,139
Accelerated Vesting of Restricted Stock (1)	—	—	—		—	$886,247		$886,247	$886,247
Cash Severance	—	—	$270,000	(2)	—	$807,300	(3)	—	—
Continuation of Insurance Benefits (4)	—	—	—		—	$13,747		—	—
Excise Tax & Gross-Up	—	—	—		—	—		—	—
Total:	—	—	$270,000		—	$2,582,433		$1,761,386	$1,761,386

(1)
Accelerated vesting of stock options and restricted stock is triggered upon a change in control (whether or not the executive’s employment is terminated) or the death or disability of the Executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2010 ($25.06 per share as reported on the NYSE) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2010 is also used to calculate accelerated vesting of restricted stock amounts.

(2)
Amount equal to one times current base salary, which, from December 31, 2010 through March 13, 2011, would have been paid out on the same terms and with the same frequency as the executive’s base salary was paid prior to December 31, 2010, and on March 14, 2011, the remainder of the severance amount would have been paid out in a lump sum.

(3)	Amount equal to 2.99 times current base salary, to be paid out in a lump sum within 60 days of the termination date.

(4)	Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2010 and the premiums in effect on such date.

Brian D. Collins
The following table shows the potential payments upon termination or a change in control of the Company for Brian D. Collins, the Company’s Executive Vice President and Chief Human Resources Officer.

			Involuntary			Termination
	Voluntary		Termination		For Cause	upon a Change
	Termination	Retirement	Without Cause		Termination	in Control		Disability	Death
Executive Benefits and	on	on	on		on	on		on	on
Payments Upon Separation	12/31/2010	12/31/2010	12/31/2010		12/31/2010	12/31/2010		12/31/2010	12/31/2010
Non-equity Incentive Compensation	—	—	—		—	—		—	—
Executive Deferred Compensation Plan	—	—	—		—	—		—	—
Accelerated Vesting of Options (1)	—	—	—		—	$409,128		$409,128	$409,128
Accelerated Vesting of Restricted Stock (1)	—	—	—		—	$529,919		$529,919	$529,919
Cash Severance	—	—	$248,310	(2)	—	$742,447	(3)	—	—
Continuation of Insurance Benefits (4)	—	—	—		—	$10,152		—	—
Excise Tax & Gross-Up	—	—	—		—	$425,829		—	—
Total:	—	—	$248,310		—	$2,117,475		$939,047	$939,047

(1)
Accelerated vesting of stock options and restricted stock is triggered upon a change in control (whether or not the executive’s employment is terminated) or the death or disability of the Executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2010 ($25.06 per share as reported on the NYSE) and the respective exercise prices of in-the-money unvested stock options. The closing market price on December 31, 2010 is also used to calculate accelerated vesting of restricted stock amounts.

(2)
Amount equal to one times current base salary, which, from December 31, 2010 through March 13, 2011, would have been paid out on the same terms and with the same frequency as the executive’s base salary was paid prior to December 31, 2010, and on March 14, 2011, the remainder of the severance amount would have been paid out in a lump sum.

(3)	Amount equal to 2.99 times current base salary, to be paid out in a lump sum within 60 days of the termination date.

(4)	Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2010 and the premiums in effect on such date.

Director Compensation in 2010
The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2010 to each of the Company’s directors besides John D. Ferguson and Damon T. Hininger, whose compensation are reflected in the Summary Compensation Table:

					Change in
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards	Awards ($)(2)	Compensation	Earnings ($)(3)	Compensation		Total ($)
Donna M. Alvarado	$82,000	—	$100,000	—	—	—		$182,000
Lucius E. Burch, III(4)	$5,778	—	—	—	—	—		$5,778
John D. Correnti	$80,000	—	$100,000	—	$2,064	—		$182,064
Dennis W. DeConcini	$76,000	—	$100,000	—	$346	—		$176,346
John R. Horne	$80,000	—	$100,000	—	—	—		$180,000
C. Michael Jacobi	$93,000	—	$100,000	—	$3,978	—		$196,978
Thurgood Marshall, Jr.	$74,000	—	$100,000	—	—	—		$174,000
Charles L. Overby	$94,000	—	$100,000	—	—	—		$194,000
John R. Prann, Jr.	$80,000	—	$100,000	—	$344	—		$180,344
Joseph V. Russell	$93,000	—	$100,000	—	$8,004	—		$201,004
Henri L. Wedell	$82,000	—	$100,000	—	—	—		$182,000
William F. Andrews	—	—	—	—	—	$166,571	(5)	$166,571

(1)
Pursuant to the Company’s Non-Employee Directors’ Compensation Plan, Mr. Horne and Mr. DeConcini chose to receive 1,016 and 1,145 shares, respectively, of the Company’s common stock in lieu of receiving a portion of their annual Board retainer.

(2)
The amounts shown in this column represent the aggregate grant-date fair value of option awards, calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 25, 2011. All grants of options to purchase the Company’s common stock were made under the Company’s 2008 Stock Incentive Plan, and are subject to individual award agreements, the form of which was previously filed with the SEC. As of December 31, 2010, the aggregate number of option awards outstanding for each of the Company’s non-employee directors was as follows: Ms. Alvarado (87,069); Mr. Burch (74,918); Mr. Correnti (111,069); Mr. DeConcini (42,069); Mr. Horne (116,067); Mr. Jacobi (111,069); Mr. Marshall (104,067); Mr. Overby (63,069); Mr. Prann (87,069); Mr. Russell (75,069); and Mr. Wedell (63,069). The exercise prices for these options range from $5.60 to $30.37.

(3)
The amounts shown in this column represent above-market earnings on amounts that the Director chose to defer pursuant to the Non-Employee Directors’ Deferred Compensation Plan, which is more fully described below.

(4)	Lucius E. Burch, III resigned from the Board effective February 10, 2010.

(5)
Amount reflects total employee compensation Mr. Andrews received during 2010, which consists of the following: salary ($160,684); Company matching contributions to the 401k Plan ($5,253); and life insurance benefits ($634). Mr. Andrews did not receive any separate director compensation during 2010.

Non-employee directors (i.e., all directors other than Mr. Andrews, Mr. Hininger and Mr. Ferguson) are compensated pursuant to our Non-Employee Directors’ Compensation Plan and 2008 Stock Incentive Plan, which provide for the following:
•	Annual option grants;
•	Annual retainers; and

•	Board and committee meeting fees.

Non-employee directors may elect to receive all or a portion of their retainers in the form of common stock rather than cash. Non-employee directors may also defer all or a portion of their retainer and meeting fees pursuant to our Non-Employee Directors’ Deferred Compensation Plan. In addition, non-employee directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings, as well as director education programs.
The retainers and meeting fees paid to our non-employee directors are as follows:

	Current	Previous
Retainers and Fees	(2011)	(2010)

Board retainer	$50,000	$50,000
Board meeting fee	$3,000	$3,000
Audit chair retainer	$10,000	$10,000
Audit member retainer	$2,000	$2,000
Compensation, Nominating and Governance chair retainer	$5,000	$5,000
Committee chair meeting fee (excluding Executive)	$2,500	$2,500
Non-chair committee meeting fee	$2,000	$2,000
In 2010, total retainers and meeting fees paid to non-employee directors ranged from $74,000 to $94,000. In addition to cash compensation, on May 13, 2010, options to purchase 12,151 shares of the Company’s common stock were granted to each of the Company’s non-employee directors. The options have an exercise price equal to the fair market value of the stock on the grant date and vest on the first anniversary of the grant date. Each option had a Black-Scholes value of approximately $100,000 ($8.23 per share) on the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Ownership of Common Stock
The following table contains information regarding the beneficial ownership of our common stock as of March 1, 2011 by our directors and executive officers individually and as a group:

	Number of	Shares		Percent of
	Shares	Acquirable	Total	Common Stock
	Beneficially	Within	Beneficial	Beneficially
Name of Beneficial Owner	Owned(1)	60 Days(2)	Ownership	Owned(3)

John D. Ferguson	469,563	0	469,563	*
Damon T. Hininger	30,316	163,476	193,792	*
Donna M. Alvarado	5,916	74,918	80,834	*
William F. Andrews	155,173	166,370	321,543	*
John D. Correnti	12,269	98,918	111,187	*
Dennis W. DeConcini	13,308	16,459	29,767	*
John R. Horne	25,572	103,916	129,488	*
C. Michael Jacobi	10,000	98,918	108,918	*
Thurgood Marshall, Jr.	8,000	91,916	99,916	*
Charles L. Overby	20,104	50,918	71,022	*
John R. Prann, Jr.	12,182	74,918	87,100	*
Joseph V. Russell	130,880	62,918	193,798	*
Henri L. Wedell	1,177,501	50,918	1,228,419	1.13%
Anthony L. Grande	29,172	108,712	137,884	*
Todd J. Mullenger	43,425	213,840	257,265	*
Steven E. Groom	8,439	30,853	39,292	*
Richard P. Seiter	45,638	122,688	168,326	*
Brian D. Collins	4,039	59,185	63,224	*
All directors and executive officers as a group 18 persons)	2,201,497	1,589,841	3,791,338	3.43%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Except as set forth below, each person in the table has sole voting and investment power over the shares listed:
•	Mr. Andrews — Includes 6,000 shares held in an IRA.
•
Mr. Ferguson — Includes (i) 3,411 shares held in our 401(k) Plan; (ii) 144,174 shares held by the Ferguson Revocable Living Trust; (iii) 1,052 shares held by the Ferguson Family Trust; and (iv) 137,661 shares held by Ferguson Financial, LLC.

•	Mr. Marshall — Includes 2,000 shares held in SEP IRA.

•	Mr. Overby — Includes 12,900 shares held in an IRA and shares owned jointly with his wife.

•	Mr. Russell — Includes shares owned jointly with his wife.

•	Mr. Wedell — Includes: (i) 130,000 shares owned by Mr. Wedell’s wife; (ii) 337,466 shares held by the Wedell Spendthrift Trust; and (iii) 69,000 shares held by The Miller Trust.
(2)	Reflects the number of shares that could be purchased upon exercise of stock options at March 1, 2011 or within 60 days thereafter.

(3)
The percentages in this column are based on 109,036,237 shares outstanding as of March 1, 2011. In addition, pursuant to SEC rules, shares of the Company’s common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner and for the purpose of computing the ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the ownership of any other owner.

The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of March 1, 2011 by each person who is known by CCA to own beneficially more than 5% of any class of outstanding voting securities of CCA:

	Number of	Percent of
	Shares	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned(1)

BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	6,738,178	6.18%
Capital Research Global Investors(3) 333 South Hope Street Los Angeles, CA 90071	5,981,700	5.49%
Lazard Asset Management LLC(4) 30 Rockefeller Plaza New York, NY 10112	6,998,022	6.42%
Pershing Square Capital Management, L.P. (5) (6) 888 Seventh Avenue New York, NY 10019	7,827,430	7.18%
Wellington Management Company, LLP(7) 280 Congress Street Boston, MA 02210	7,218,282	6.62%

(1)
The percentages in this column are based on 109,036,237 shares outstanding as of March 1, 2010. In addition, pursuant to SEC rules, shares of the Company’s common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner and for the purpose of computing the ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the ownership of any other owner.

(2)	Based on the Schedule 13G filed with the SEC on February 3, 2011.

(3)	Based on the Schedule 13G filed with the SEC on February 11, 2011.

(4)	Based on the Schedule 13G/A filed with the SEC on February 11, 2011.

(5)	Based on the Schedule 13G/A filed with the SEC on February 14, 2011.

(6)	Pershing Square Capital Management, L.P. shares voting and investment power over the shares listed with PS Management, LLC, Pershing Square GP, LLC and William A. Ackman.

(7)	Based on the Schedule 13G filed with the SEC on February 14, 2011.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file reports of ownership and changes in ownership with the SEC and the NYSE. Based on our records and other information, all Section 16(a) filing requirements were satisfied by our executive officers and directors in 2010, with the exception that one Form 4 filing on behalf of Mr. Ferguson was filed outside of the 2-day filing period.

APPENDIX A
CORRECTION CORPORATION OF AMERICA
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN
SECTION 1. PURPOSE.
This plan shall be known as the “Corrections Corporation of America Amended and Restated 2008 Stock Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Corrections Corporation of America, a Maryland corporation (the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
SECTION 2. DEFINITIONS.
As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.
“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
“Board” shall mean the Board of Directors of the Company.
“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:
(1) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(2) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;
(3) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Directors of the Company then still in office who were (i) Directors of the Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;
(4) a complete liquidation or dissolution of the Company; or
(5) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, at least two of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and each of whom shall be “independent” within the meaning of the listing standards of the New York Stock Exchange. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of Section 162(m) of the Code, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements.
“Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.
“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

“Director” shall mean a member of the Board.
“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
“Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange or market as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method, by the Board or Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
“Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
“Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
“Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
“Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.
“Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.
“Performance Award” shall mean any Award granted under Section 8 of the Plan.
“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
“Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.
“Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.

“Retirement” shall mean a Participant’s termination of employment in accordance with the provisions of the Corrections Corporation of America 401(k) Savings and Retirement Plan on or after such Participant’s Normal Retirement Date, as defined in such plan.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
“Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
“Shares” shall mean shares of common stock, $0.01 par value per share, of the Company.
“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.
“Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
SECTION 3. ADMINISTRATION.
3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 or any other provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.
3.3 Delegation. Subject to the terms of the Plan, the Committee’s charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.
SECTION 4. SHARES AVAILABLE FOR AWARDS.
4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 18,000,000, which includes 6,000,000 Shares initially authorized under the 2008 Corrections Corporation of America 2008 Stock Incentive Plan, adjusted for a two for one stock split in July 2007, plus an additional 12,000,000 Shares authorized pursuant to this amendment and restatement. Each Share subject to an Option or SAR shall reduce the aggregate number of Shares with respect to which Awards may be granted by one Share. For Awards granted prior to the date on which the Stockholders of the Company approve this amendment and restatement, each Share issued pursuant to a Restricted Share Award, Restricted Share Unit Award, Performance Award or Other Stock-Based Award (including any dividends or dividend equivalents payable in Shares with respect to such Awards prior to the vesting of such Awards), if the amounts payable thereunder will be determined by reference to the full value of a Share, shall reduce the aggregate number of Shares with respect to which Awards may be granted by three Shares. For Awards granted on or after the date on which the Stockholders of the Company approve this amendment and restatement, each Share issued pursuant to a Restricted Share Award, Restricted Share Unit Award, Performance Award or Other Stock-Based Award (including any dividends or dividend equivalents payable in Shares with respect to such Awards prior to the vesting of such Awards), if the amounts payable thereunder will be determined by reference to the full value of a Share, shall reduce the aggregate number of Shares with respect to which Awards may be granted by 2.25 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 300,000 Shares. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates, expires unexercised, is settled in cash or is canceled, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination, expiration, cash settlement or cancellation, shall again become Shares with respect to which Awards may be granted in accordance with the formula described above. Notwithstanding the foregoing and anything contained herein to the contrary, (i) the gross number of Shares issued pursuant to an Award that is not later forfeited, terminated, expired, settled in cash or canceled shall be deducted from the total number of Shares available for grant under this Plan, (ii) any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon the settlement of the SARs, and (iii) Shares that are canceled, tendered or withheld in payment of all or part of the Option Price or exercise price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Option Price or exercise price of an Award, shall not be included in or added to the number of Shares available for grant under the Plan, in each case in accordance with the formula described above.

4.2 Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m) of the Code) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.
4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
SECTION 5. ELIGIBILITY.
Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.
SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.
6.1 Grant. Subject to the provisions of the Plan including, without limitation, Section 3.3 above and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in of Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price of such Options or the grant price of such SARs, or (ii) cancel such Options or SARS and grant substitute Options or SARs with a lower Option Price than the canceled Options or a lower grant price than the canceled SARs.
6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing and except as provided in Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
6.4 Exercise.
(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.
(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Option Price shall be made (i) in cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of such cash (or cash equivalents) and such Shares, or (iv) at the discretion of the Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes or (B) withholding Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes, subject to Section 15.5. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.
(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
6.6 Transferability of Options. Except as provided in this Section 6.6, no Options or SARs shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Participant by anyone other than the Participant. Non-Qualified Stock Options granted to a Participant may be transferred by such Participant to a permitted transferee (as defined below), provided that (i) such Non-Qualified Stock Options shall be fully vested; (ii) there is no consideration for such transfer (other than receipt by the Participant of interest in an entity that is a permitted transferee); (iii) the participant (or such Participant’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Non-Qualified Stock Options; (iv) the Participant shall notify the Company in writing prior to such transfer and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Participant; and (v) such transfer shall be effected pursuant to transfer documents in a form approved by the Company. A permitted transferee may not further assign or transfer any such Non-Qualified Stock Options otherwise than by will or the laws of descent and distribution. Following the transfer of Non-Qualified Stock Options to a permitted transferee, such Nonqualified Options shall continue to be subject to the same terms and conditions that applied to them prior to their transfer by the Participant, except that they shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Participant. For the purposes of the Plan, the term “permitted transferee” means, with respect to a Participant, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including adoptive relationships, and (ii) a trust, partnership or other entity in which the Participant or the persons described in clause (i) above have more than fifty percent of the beneficial interest.

SECTION 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS.
7.1 Grant.
(a) Subject to the provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards; provided, however, that no grant of Restricted Shares or Restricted Share Unites shall vest in full prior to the third anniversary of the date of such grant. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions under which restrictions on the Shares may lapse or that will subject the Shares to forfeiture and transfer restrictions, including by reference to those performance goals enumerated in Section 11 hereof. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.
7.2 Delivery of Shares and Transfer Restrictions.
(a) At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.
7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed).
7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement will specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to receive dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to the Participant, (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be paid on unvested Restricted Share Units until such Restricted Share Units have vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
SECTION 8. PERFORMANCE AWARDS.
8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment. No Performance Award shall have a term in excess of ten (10) years.
8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Except as otherwise provided in Section 11 hereof, the Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
SECTION 9. OTHER STOCK-BASED AWARDS.
The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. No Other Stock-Based Award shall have a term in excess of ten (10) years.

SECTION 10. NON-EMPLOYEE DIRECTOR AWARDS.
10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
10.2 Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above.
SECTION 11. PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS.
11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11. Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.
11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:
(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	net income;

(f)	earnings per share;

(g)	utilization;

(h)	net investment income;

(i)	gross profit;

(j)	loan loss ratios;

(k)	stock price or total stockholder return;

(l)	net asset growth;

(m)	debt reduction;

(n)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(o)	any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. Subject to Section 11.4, the Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Financial Accounting Standard 144 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; provided, that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4 hereof, (vii) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (viii) any other similar item selected by the Committee in its sole discretion.
11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 300,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $3,500,000.
11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

SECTION 12. TERMINATION OF EMPLOYMENT.
The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
SECTION 13. CHANGE IN CONTROL.
The Committee may specify in the applicable Award Agreement at or after grant, or otherwise by resolution prior to a Change in Control, that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.
SECTION 14. AMENDMENT AND TERMINATION.
14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (a) such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply or (b) if such amendment, alteration, suspension, discontinuation or termination constitutes a material revision to the Plan. For the purpose of the foregoing, a material revision shall be deemed to include (but shall not be limited to): (i) a material increase in the number of shares subject to the Plan under Section 4; (ii) an expansion of the types of Awards under the Plan; (iii) a material expansion of the class of employees, directors or other participants eligible to participate in the Plan; (iv) a material extension of the term of the Plan; (v) a material change to the method of determining the Option Price under the Plan; and (vi) an amendment to Section 6.2 of the Plan. A material revision shall not include any revision that curtails rather than expands the scope of the Plan.
14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.
14.4 Section 409A Compliance. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code, including applying the appropriate definitions to terms whose meanings in this Plan differ from those set forth in Section 409A of the Code and the Regulations thereunder, if necessary for payments hereunder to be permissible payments under Section 409A of the Code.

SECTION 15. GENERAL PROVISIONS.
15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.
15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award (excluding Options and SARs) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.
15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
15.9 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.
15.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.
15.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
15.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
15.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
15.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 16. TERM OF THE PLAN.
16.1 Effective Date. The Plan shall generally be effective for Awards granted hereunder as of January 1, 2008, and will amend and restate the previous plan as set forth herein effective as of May 12, 2011 provided it has been approved by the Board and by the Company’s stockholders. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant cash-based Performance Awards to Participants for the 2007 fiscal year, based upon the applicable provisions of Sections 8 and 11 hereof, prior to January 1, 2008, subject to the approval of the Plan by the Board and by the Company’s stockholders and provided that any payment for such cash-based Performance Awards only be made after January 1, 2008.
16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

PROXY
CORRECTIONS CORPORATION OF AMERICA
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoint(s) Damon T. Hininger and Todd J Mullenger, and each of them with full power of substitution and revocation, as proxies of the undersigned, and hereby authorize(s) them to represent and to vote, as designated, all of the voting common stock of Corrections Corporation of America, a Maryland corporation (the “Company”), held by the undersigned at the close of business on Monday, March 14, 2011, at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 12, 2011, at 10:00 a.m., local time, at the Company’s corporate headquarters, 10 Burton Hills Boulevard, Nashville, Tennessee, and at any adjournments or postponements thereof.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒
1.	Election of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS: “FOR” ALL NOMINEES
[ ]	FOR all nominees

[ ]	WITHHOLD AUTHORITY to vote for all nominees

Nominees: John D. Ferguson, Damon T. Hininger, Donna M. Alvarado, William F. Andrews, John D. Correnti, Dennis W. DeConcini, John R. Horne, C. Michael Jacobi, Thurgood Marshall, Jr., Charles L. Overby, John R. Prann, Jr., Joseph V. Russell and Henri L. Wedell.

[ ]	For all nominees except for the following:

2.	Ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

RECOMMENDATION OF THE BOARD OF DIRECTORS: “FOR”
[ ] FOR           [ ] AGAINST           [ ] ABSTAIN
3.	Advisory vote on compensation of Named Executive Officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS: “FOR”
[ ] FOR           [ ] AGAINST           [ ] ABSTAIN
4.	Advisory vote on selection of the frequency of advisory votes on Executive Compensation proposal.

1

RECOMMENDATION OF THE BOARD OF DIRECTORS: “ONE YEAR”
[ ] ONE YEAR           [ ] TWO YEARS           [ ] THREE YEARS           [ ] ABSTAIN
5.	Approval of the amendment and restatement of the Company’s 2008 Incentive Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS: “FOR”
[ ] FOR                        [ ] AGAINST                 [ ] ABSTAIN
In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournments or postponements thereof.
PLEASE FULLY COMPLETE, DATE, PROPERLY SIGN AND RETURN THIS PROXY PROMPTLY.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                            [ ]

Please check here if you plan to attend the meeting.		[ ]

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.

2

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 12, 2011

        CORRECTIONS CORPORATION OF AMERICA

CORRECTIONS CORPORATION OF AMERICA
10 BURTON HILLS BLVD
NASHVILLE, TN 37215

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 14, 2011
Date: May 12, 2011         Time: 10:00 AM CDT

Location:	Corrections Corporation of America Corporate Headquarters 10 Burton Hills Boulevard Nashville, Tennessee 37215
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement   2. Annual Letter to Shareholders   3. Annual Report on Form 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow è    XXXX XXXX XXXX   (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è   XXXX XXXX XXXX   (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2011 to facilitate timely delivery.

—  How To Vote  —
Please Choose One of the Following Voting Methods
Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è    XXXX XXXX XXXX   available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote
FOR all nominees set forth below:

1.	Election of Directors
Nominees
01	John D. Ferguson	02 Damon T. Hininger	03 Donna M. Alvarado	04 William F. Andrews	05 John D. Correnti
06	Dennis W. DeConcini	07 John R. Horne	08 C. Michael Jacobi	09 Thurgood Marshall, Jr.	10 Charles L. Overby
11	John R. Prann, Jr.	12 Joseph V. Russell	13 Henri L. Wedell

The Board of Directors recommends you vote FOR proposals 2 and 3.

2	Ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3	Advisory vote on compensation of Named Executive Officers.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

4	Advisory vote on selection of the frequency of advisory votes on Executive Compensation proposal.

The Board of Directors recommends you vote FOR the following proposal:

5	Approval of the amended and restated 2008 Stock Incentive Plan of the Company.

NOTE: In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournments or postponements thereof.